                                                                    EXHIBIT 10.9

                                                                  EXECUTION COPY


              AMENDED AND RESTATED 1999 180 DAY CREDIT AGREEMENT



                                     among



                              LEVI STRAUSS & CO.
                                  as Borrower



                    THE FINANCIAL INSTITUTIONS PARTY HERETO
                          as Co-Documentation Agents


                    THE FINANCIAL INSTITUTIONS PARTY HERETO
                                   as Banks

                                      and


                            BANK OF AMERICA, N.A.,
                       as Administrative Agent for Banks

                                      and

                            BANK OF AMERICA, N.A.,
                         as Collateral Agent for Banks


                         dated as of January 31, 2000

                               TABLE OF CONTENTS
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
                                                                                         PAGE


                                   ARTICLE I

                                  DEFINITIONS
1.1   Defined Terms......................................................................  1
1.2   Other Interpretive Provisions...................................................... 27
1.3   Accounting Principles.............................................................. 28

                                  ARTICLE II

                                  THE CREDIT

2.1   Amounts and Terms of Commitments; the Credit....................................... 28
2.2   Notes; Loan Accounts............................................................... 29
2.3   Procedure for Borrowing............................................................ 29
2.4   Conversion and Continuation Elections.............................................. 30
2.5   Lender 180 Day Letters of Credit................................................... 32
2.6   Voluntary Termination or Reduction of Aggregate 180 Day Commitment; Voluntary
      Prepayments........................................................................ 37
2.7   Mandatory Prepayments and Reductions of Aggregate 180 Day Commitment............... 38
2.8   Repayment; Scheduled Reductions of Aggregate 180 Day Commitment.................... 40
2.9   Interest........................................................................... 40
2.10  Fees............................................................................... 41
2.11  Computation of Fees and Interest................................................... 42
2.12  Payments by Company................................................................ 43
2.13  Payments by the Banks to Administrative Agent...................................... 44
2.14  Sharing of Payments, etc........................................................... 44

                                  ARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY


3.1  Taxes............................................................................... 45
3.2  Illegality.......................................................................... 46
3.3  Increased Costs and Reduction of Return............................................. 47
3.4  Funding Losses...................................................................... 48
3.5  Inability to Determine Rates........................................................ 48
3.6  Reserves on Offshore Rate Loans..................................................... 48
3.7  Certificates of Banks............................................................... 49
3.8  Substitution of Banks............................................................... 49
3.9  Survival............................................................................ 49
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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                                                                                         PAGE
                                  ARTICLE IV

                             CONDITIONS PRECEDENT
4.1   Condition to Closing............................................................... 49
4.2   Conditions to Each Borrowing, Issuance of Lender 180 Day Letter of Credit.......... 53
4.3   Conditions Subsequent.............................................................. 53

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

5.1   Organization, Powers, Good Standing, Business, Ownership of Subsidiaries and
      Capitalization..................................................................... 54
5.2   Authorization of Borrowing, etc.................................................... 54
5.3   Financial Condition................................................................ 55
5.4   Title to Properties; Liens......................................................... 56
5.5   Litigation; Adverse Facts.......................................................... 56
5.6   Payment of Taxes................................................................... 56
5.7   Materially Adverse Agreements; Performance......................................... 56
5.8   Governmental Regulation............................................................ 57
5.9   ERISA Compliance................................................................... 57
5.10  Environmental Matters.............................................................. 57
5.11  Compliance With Laws............................................................... 58
5.12  Regulation U....................................................................... 58
5.13  Disclosure......................................................................... 58
5.14  Matters Relating to Collateral..................................................... 58
5.15  Intangible Assets.................................................................. 59
5.16  Insurance.......................................................................... 59
5.17  Year 2000.......................................................................... 59
5.18  Solvency........................................................................... 60

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

 6.1  Financial Statements and Other Reports............................................. 60
 6.2  Corporate Existence, etc........................................................... 63
 6.3  Compliance With Laws, etc.......................................................... 64
 6.4  Compliance with Agreements......................................................... 64
 6.5  Payment of Taxes and Claims........................................................ 64
 6.6  Maintenance of Properties; Insurance............................................... 64
 6.7  Inspection......................................................................... 65
 6.8  Use of Proceeds.................................................................... 65
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                                      ii
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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                         PAGE
6.9   Execution of Guaranty and Collateral Documents by Additional Subsidiaries.......... 66
6.10  Compliance with ERISA.............................................................. 67
6.11  Post Closing Actions............................................................... 67
6.12  Transfer of Receivables............................................................ 69

                                  ARTICLE VII

                              NEGATIVE COVENANTS

7.1   Indebtedness; Derivative/FX Contracts.............................................. 69
7.2   Limitation on Liens and Negative Pledges........................................... 71
7.3   Dispositions....................................................................... 74
7.4   Fundamental Changes................................................................ 75
7.5   Use of Proceeds.................................................................... 75
7.6   Leverage Ratio..................................................................... 76
7.7   Interest Coverage Ratio............................................................ 76
7.8   Minimum Consolidated EBITDA........................................................ 77
7.9   Change in Business................................................................. 77
7.10  ERISA.............................................................................. 77
7.11  Investments........................................................................ 78
7.12  Restricted Payments................................................................ 79
7.13  Operating Lease Obligations........................................................ 79
7.14  Transactions with Affiliates....................................................... 79
7.15  Amendments of Documents Relating to Indebtedness and Receivables................... 79
7.16  Consolidated Capital Expenditures.................................................. 80
7.17  Materially Adverse Agreements...................................................... 80
7.18  Limitations on Upstreaming......................................................... 80
7.19  Change in Auditors................................................................. 80
7.20  Restricted Subsidiaries............................................................ 81

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

8.1  Event of Default.................................................................... 81
8.2  Remedies............................................................................ 83
8.3  Rights Not Exclusive................................................................ 84

                                  ARTICLE IX

                    ADMINISTRATIVE AGENT; COLLATERAL AGENT

 9.1  Appointment and Authorization...................................................... 85
 9.2  Delegation of Duties............................................................... 85
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                                      iii
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                               TABLE OF CONTENT
                                  (CONTINUED)

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
                                                                                         PAGE
9.3   Liability of Administrative Agent or Collateral Agent.............................. 85
9.4   Reliance by Administrative Agent and Collateral Agent.............................. 86
9.5   Notice of Default.................................................................. 86
9.6   Credit Decision; Disclosure of Information by Administrative Agent and Collateral
      Agent.............................................................................. 86
9.7   Indemnification of Administrative Agent and Collateral Agent....................... 87
9.8   Administrative Agent in Individual Capacity........................................ 88
9.9   Successor Administrative Agent..................................................... 88
9.10  Successor Collateral Agent......................................................... 89
9.11  Withholding Tax.................................................................... 89
9.12  Co-Documentation Agents............................................................ 90
9.13  Collateral Documents, Guaranties and Intercreditor Agreement....................... 91


                                   ARTICLE X

                                 MISCELLANEOUS

10.1   Amendments and Waivers............................................................ 91
10.2   Notices........................................................................... 93
10.3   No Waiver; Cumulative Remedies.................................................... 93
10.4   Costs and Expenses................................................................ 93
10.5   Company's Indemnification......................................................... 94
10.6   Payments Set Aside................................................................ 95
10.7   Successors and Assigns............................................................ 95
10.8   Assignments, Participations, etc.................................................. 95
10.9   Confidentiality................................................................... 97
10.10  Set-off........................................................................... 98
10.11  Notification of Addresses, Lending Offices, etc................................... 98
10.12  Counterparts...................................................................... 98
10.13  Severability...................................................................... 98
10.14  No Third Parties Benefited........................................................ 98
10.15  Change in Accounting Principles................................................... 98
10.16  Governing Law and Jurisdiction.................................................... 99
10.17  Interpretation.................................................................... 99
10.18  Representation of Banks........................................................... 99
10.19  Waiver of Jury Trial..............................................................100

                                  ARTICLE XI

                                GENERAL RELEASE

                                 EXHIBIT LIST

Exhibit I..........................................[FORM OF] NOTICE OF BORROWING

Exhibit II...........................[FORM OF] NOTICE OF CONVERSION/CONTINUATION

Exhibit III.......................................................[FORM OF] NOTE

Exhibit IV......................................[FORM OF] COMPLIANCE CERTIFICATE

Exhibit V .........................[FORM OF] CLOSING DATE CERTIFICATE OF COMPANY

Exhibit VI...............................[FORM OF] PLEDGE AND SECURITY AGREEMENT

Exhibit VII...................................................[FORM OF] GUARANTY

Exhibit VIII.................................[FORM OF] ASSIGNMENT AND ACCEPTANCE

Exhibit IX........................................................PRIVITY LETTER

              AMENDED AND RESTATED 1999 180 DAY CREDIT AGREEMENT

     This AMENDED AND RESTATED 1999 180 DAY CREDIT AGREEMENT is entered into as of January 31, 2000 among Levi Strauss & Co., a Delaware corporation ("Company"); the several financial institutions from time to time party to this
  -------
Agreement (collectively "Banks" and individually a "Bank"); the several
                         -----                      ----
financial institutions party to this Agreement as Co-Documentation Agents; Bank of America, N.A. as Administrative Agent for Banks; and Bank of America, N.A. as Collateral Agent for Banks.

     WHEREAS, Banks and Company are parties to the 1999 180 Day Credit Agreement dated as of February 12, 1999, as amended by First Amendment to 1999 180 Day Credit Agreement dated as of April 6, 1999, Second Amendment to 1999 180 Day Credit Agreement dated as of August 4, 1998 and Third Amendment to 1999 180 Day Credit Agreement dated as of August 31, 1999 (the "Existing Credit Agreement");
                                                   -------------------------
and

     WHEREAS, pursuant to a Waiver dated as of November 12, 1999, Banks agreed to waive certain provisions of the Existing Credit Agreement until February 3, 2000; and

     WHEREAS, Company has agreed to secure its Obligations hereunder and under the other Loan Documents by granting to Collateral Agent, on behalf of Banks, a Lien on substantially all of its personal property and certain of its real property (other than Principal Property), including a pledge of 100% of the Capital Stock of certain of its Domestic Subsidiaries and 65% of the Capital Stock of certain of its Foreign Subsidiaries (other than Restricted Subsidiaries); and

     WHEREAS, certain of the Domestic Subsidiaries of Company have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Collateral Agent, on behalf of Banks, a Lien on substantially all of their respective personal property and certain of their respective real property (other than Principal Property), including a pledge of 100% of the Capital Stock of certain of their respective Domestic Subsidiaries and 65% of the Capital Stock of certain of their respective Foreign Subsidiaries (other than Restricted Subsidiaries);

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms.  In addition to the terms defined elsewhere in this
          -------------
Agreement, the following terms have the following meanings:

          "Administrative Agent" means Bank of America, in its capacity as agent
           --------------------
     for Banks hereunder, and any successor administrative agent pursuant to
     Section 9.9.

          "Administrative Agent-Related Persons" means Administrative Agent and
           ------------------------------------
     any successor administrative agent arising under Section 9.9, together with their respective

     Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents, counsel, and attorneys-in-fact of such Persons and Affiliates.

          "Administrative Agent's Payment Office" means the address for payments
           -------------------------------------
     set forth on the signature page hereto in relation to Administrative Agent or such other address as Administrative Agent may from time to time specify in accordance with Section 10.2.

          "Affected Bank" has the meaning specified in Section 3.8.
           -------------

          "Affiliate" means, as to any Person, any other Person which, directly
           ---------
     or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, (a) power to vote 10% or more of the Securities (on a fully diluted basis) of the other Person having ordinary voting power for the election of directors or managing general partners, or (b) to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting Securities, membership interests, by contract, or otherwise.

          "Affiliated Fund" means, with respect to any Bank, a fund that invests
           ---------------
     in commercial loans and is managed by the same investment advisor as such Bank, an Affiliate of such Bank or by an Affiliate of the same investment advisor as such Bank.

          "Aggregate Bridge Commitment" means the combined Commitments (as
           ---------------------------
     defined therein) under the Bridge Credit Agreement.

          "Aggregate 180 Day Commitment" means the combined Commitments of
          -----------------------------
     Banks.  The initial Aggregate 180 Day Commitment is $300,000,000.

          "Aggregate Term Commitments" means the sum of (a) the Aggregate
           --------------------------
     Commitment (as defined therein) under the Amended and Restated 1997 364 Day Credit Agreement, and (b) the Aggregate Commitment (as defined therein) under the 1997 Second Amended and Restated Credit Agreement.

          "Aggregate Total Commitments" means the sum of (a) the Aggregate
           ---------------------------
     Bridge Commitment and (b) the Aggregate 180 Day Commitment.

          "Agreement" means this Amended and Restated 1999 180 Day Credit
           ---------
     Agreement, as amended, supplemented, or modified from time to time.

          "Amended and Restated 1997 364 Day Credit Agreement" means the Amended
           --------------------------------------------------
     and Restated 1997 364 Day Credit Agreement dated as of January 31, 2000, between Company, Bank of America, as agent, Bank of America, as collateral agent, and the other lenders parties thereto.

          "Applicable Margin" has the meaning specified in Section 2.10.
           -----------------

          "Arranger" means BancAmerica Securities, Inc., a Delaware corporation.
           --------

          "Asset Disposition" means the sale by Company or any of its
           -----------------
     Subsidiaries to any Person other than Company or any of its Subsidiaries of
     (a) any of the stock of any of Company's Subsidiaries, (b) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (c) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries other than Dispositions permitted by Sections 7.3(a), 7.3(c), 7.3(e), 7.3(f), 7.3(g), 7.3(h), and 7.3(m).

          "Assignee" has the meaning specified in Section 10.8(a).
           --------

          "Assignment and Acceptance" means an Assignment and Acceptance
           -------------------------
     substantially in the form of Exhibit VIII.
                                  ------------

          "Availability Period" means the period from the date of this Agreement
           -------------------
     to the close of business of Administrative Agent in San Francisco, California on January 31, 2002.

          "Bank" and "Banks" have the meanings specified in the introductory
           ----       -----
     clause hereto; provided that for purposes of any determination made with
                    --------
     respect to Citicorp U.S.A., Inc. under Section 3.2, 3.3, 3.4, 3.5 or 3.6, "Bank" shall be deemed to include Citibank, N.A.

          "Bank of America" means Bank of America, N.A.
           ---------------

          "Bankruptcy Code" means Title 11 of the United States Code, entitled
           ---------------
     "Bankruptcy" (11 U.S.C. (S)101, et seq.).
                                     -------

          "Base Rate" means, for any day, a fluctuating rate per annum equal to
           ---------
     the higher of (a) the Federal Funds Rate plus  1/2 of 1%, and (b) the rate
                                              ----
     of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan that bears interest based on the Base
           --------------
     Rate.

          "Borrower Party" means Company and any of its Material Domestic
           --------------
     Subsidiaries from time to time party to a Loan Document, and "Borrower
                                                                   --------
     Parties" means all such Persons, collectively.
     -------

          "Borrowing" means a borrowing hereunder consisting of Loans made to
           ---------
     Company on the same day and, other than in the case of Base Rate Loans, having the same Interest Period.

          "Borrowing Date" means any date on which a Borrowing occurs under
           --------------
     Section 2.3.

          "Bridge Credit Agreement" means the Bridge Credit Agreement dated as
           -----------------------
     of January 31, 2000, between Company, Bank of America, as administrative agent, Bank of America, as collateral agent, and the other lenders parties thereto.

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
     day on which commercial banks in New York City, New York or San Francisco, California are authorized or required by law to close and with respect to calculations, disbursements, and payments relating to Offshore Rate Loans, a day on which dealings are carried on in the offshore Dollar interbank market in London.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
     directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Lease", as applied to any Person, means any lease of any
           -------------
     property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capital Markets Transaction" means (a) an issuance or sale of
           ---------------------------
     Securities by Company, through a public offering or private placement, or
     (b) a capital contribution to Company; provided, however, that in the case
                                            --------  -------
     of debt Securities, any such Securities (i) shall be unsecured, and (ii) shall not have a stated maturity date or required principal payments earlier than five years from the date of issuance thereof.

          "Capital Stock" means (a) in the case of a corporation, corporate
           -------------
     stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

          "Cash Collateral Account" means a blocked deposit account at Bank of
           -----------------------
     America in which Company grants a security interest to Collateral Agent pursuant to the Collateral Documents as security for Lender 180 Day Letter of Credit Usage and with respect to which Company agrees to execute and deliver from time to time such documentation as Administrative Agent or Collateral Agent may reasonably request to further assure and confirm such security interest.

          "Closing Date" means the date on which all conditions precedent set
           ------------
     forth in Section 4.1 are satisfied or waived by all Banks, or in the case of Section 4.1(d), waived by the Person entitled to obtain such payment.

          "Co-Documentation Agent" means each of The Bank of Nova Scotia,
           ----------------------
     Citicorp USA, Inc. and Morgan Guaranty Trust Company of New York.

          "Code" means the Internal Revenue Code of 1986 as amended and any
           ----
     regulations promulgated thereunder.

          "Collateral" means, collectively, all of the Property (including
           ----------
     Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

          "Collateral Agent" means Bank of America, in its capacity as
           ----------------
     collateral agent for Banks hereunder, and any successor collateral agent.

          "Collateral Agent-Related Person" means Collateral Agent and any
           -------------------------------
     successor collateral agent arising under Section 9.10, together with their respective Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents, counsel, and attorneys-in-fact of such Persons and Affiliates.

          "Collateral Documents" means the Pledge and Security Agreement, the
           --------------------
     Foreign Pledge Agreements, the Mortgages, and all other instruments or documents delivered by any Borrower Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent, on behalf of Banks, a Lien on any Property of that Borrower Party as security for the Obligations.

          "Commitment" means, for each Bank, the amount set forth opposite such
           ----------
     Bank's name on Schedule 2.1, as such amount may be reduced or adjusted from
                    ------------
     time to time in accordance with the terms of this Agreement.

          "Commitment Percentage" means, as to any Bank, the percentage set
           ---------------------
     forth opposite such Bank's name on Schedule 2.1, as adjusted as
                                        ------------
     contemplated herein.

          "Company" has the meaning specified in the introductory clause hereto.
           -------

          "Compliance Certificate" means a certificate substantially in the form
           ----------------------
     of Exhibit IV properly completed and signed by a Responsible Officer of
        ----------
     Company.

          "Consolidated Capital Expenditures" means, for any period, the sum of
           ---------------------------------
     the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries; provided, however, that Consolidated Capital Expenditures shall not include
     --------  -------
     software costs.

          "Consolidated EBITDA" means, for any period, for Company and its
           -------------------
     Subsidiaries on a consolidated basis, an amount equal to (a) the sum, without duplication, of (i) Consolidated Net Income, (ii) Consolidated Interest Charges, (iii) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, (iv) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, and (v) accruals for Company's Global Success Sharing Plan, Long Term Performance Plan, Leadership Shares and Long Term Incentive Payment Plan minus (b) Company's cash payments for Company's Global Success Sharing
     -----
     Plan, Long Term Performance Plan, Leadership Shares and Long Term Incentive Payment Plan.

          "Consolidated Excess Cash Flow" means, for any period, an amount (if
           -----------------------------
     positive) equal to (a) the sum, without duplication, of the amounts for such period of (i) Consolidated EBITDA plus (or minus) (ii) loss (gain) on
                                            ----     -----
     sales of assets plus (iii) to the extent not otherwise included, all
                     ----
     noncash expenses plus (iv) the first $50,000,000 of proceeds from the
                      ----
     Pending IceHouse Disposition plus (or minus) (v) the Consolidated Working Capital Adjustment minus (b) the sum, without duplication, of the amounts
                        -----
     for such period for (i) scheduled repayments of Consolidated Funded Indebtedness (excluding repayments of revolving loans except to the extent the corresponding commitments are permanently reduced in connection with such repayments), (ii) Consolidated Capital Expenditures (net of any proceeds of related financings with respect to such expenditures), (iii) Consolidated Interest Charges paid in cash, (iv) taxes based on income of Company and its Subsidiaries paid in cash, (v) the excess of bank fees paid over bank fees amortized, and (vi) cash payments for long-term employee benefits and other related liabilities (other than changes in accruals under the Global Success Sharing Plan, Long Term Performance Plan, Leadership Shares and Long Term Incentive Payment Plan).

          "Consolidated Funded Indebtedness" means, as of any date of
           --------------------------------
     determination, for Company and its Subsidiaries on a consolidated basis, the sum, without duplication, of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Obligations in respect of Loans hereunder), (b) that portion of obligations with respect to Capital Leases that are capitalized in the consolidated balance sheet of Company and its Subsidiaries, in each case to the extent treated as debt in accordance with GAAP, and (c) the outstanding amount of all obligations under any Receivables Purchase Facility.

          "Consolidated Interest Charges" means, for any period, for Company and
           -----------------------------
     its Subsidiaries on a consolidated basis, all interest (net of all interest income), premium payments, fees, charges and related expenses payable by Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP.

          "Consolidated Net Income" means, for any period, for Company and its
           -----------------------
     Subsidiaries on a consolidated basis, the net income (or loss) of Company and its Subsidiaries determined in accordance with GAAP for that period.

          "Consolidated Net Tangible Assets" means the aggregate amount of
           --------------------------------
     assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower), and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of Company and computed in accordance with generally accepted accounting principles.

          "Consolidated Working Capital Adjustment" means, for any period, for
           ---------------------------------------
     Company and its Subsidiaries on a consolidated basis, an amount equal to
     (a) the sum of the decrease (increase) during that period in current assets, excluding changes in cash and cash equivalents, and changes in current tax assets plus (b) the sum of the increase (decrease) during that
                        ----
     period in current liabilities, excluding changes in short-term Indebtedness or current maturities of long-term Indebtedness, changes in short-term tax liabilities and changes in short-term interest liabilities.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which Company (a)
           ----------------------------
     converts Base Rate Loans to Offshore Rate Loans, or (b) converts Offshore Rate Loans to Base Rate Loans, or (c) continues Offshore Rate Loans having Interest Periods expiring on such date as Offshore Rate Loans but with a new Interest Period.

          "Debtor Relief Laws" means the Bankruptcy Code, and all other
           ------------------
     liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

          "Default" means any event or  circumstance which, with the giving of
           -------
     notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Default Rate" means an interest rate equal to the Base Rate plus the
           ------------                                                ----
     Applicable Margin, if any, applicable to Base Rate Loans plus 2% per annum;
                                                              ----
     provided, however, that with respect to an Offshore Rate Loan, the Default
     --------  -------
     Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, in
                                                          ----
     each case to the fullest extent permitted by applicable laws; provided
                                                                   --------
     further that with respect to an Offshore Rate Loan, upon the expiration of
     -------
     the Interest Period in effect at the time any such increase in interest rate is effective, such Offshore Rate Loan shall thereupon become a Base Rate Loan and shall thereafter bear interest at the Default Rate applicable to Base Rate Loans.

          "Derivative/FX Contract" means (a) any and all interest rate swaps,
           ----------------------
     basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swaps, cross-currency rate swaps, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., the International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such agreement.

          "Derivative/FX Lender" means a Bank party to the Bridge Credit
           --------------------
     Agreement or any of its Affiliates.

          "Disposition" means the sale, transfer, license or other disposition
           -----------
     (including any sale and leaseback transaction) of any Property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

          "Dollars", "dollars" and "$" each mean lawful money of the United
           -------    -------       -
     States.

          "Domestic Subsidiary" means any Subsidiary of Company that is
           -------------------
     incorporated or organized in the United States, any state thereof or in the District of Columbia.

          "Eligible Assignee" means (a) a financial institution organized under
           -----------------
     the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a
                               --------
     branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary; (d) another Bank, any Affiliate of a Bank and any Affiliated Fund of any Bank; and (e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies. No Borrower Party or any Affiliate of a Borrower Party shall be an Eligible Assignee.

          "Environmental Claims" means all claims, however asserted, by any
           --------------------
     Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "Environmental Laws" means all federal, state or local laws, statutes,
           ------------------
     common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, but excluding routine zoning ordinances.

          "Equipment Financing Transaction" means any financing arrangement with
           -------------------------------
     any Person of equipment pursuant to a lease intended as security which will be treated as indebtedness under GAAP.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and
           -----
     regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
     incorporated) under common control with Company within the meaning of
     Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension
           -----------
     Plan; (b) a withdrawal by Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, in each case which would reasonably be expected to result in a liability to Company or any of its Subsidiaries of more than $10,000,000; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under
     Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Company or any ERISA Affiliate.

          "Event of Default" means any of the events or circumstances specified
           ----------------
     in Section 8.1.

          "Exchange Act" means the Securities Exchange Act of 1934, and
           ------------
     regulations promulgated thereunder.

          "Existing Credit Agreement" has the meaning specified in the recitals
           -------------------------
     hereto.

          "Existing Receivables Purchase Agreement" means the Receivables
           ---------------------------------------
     Purchase Agreement dated as of April 28, 1999 among LSFCC, Levi Strauss Funding Corp., Ciesco L.P., Receivables Capital Corporation, the financial institutions from time to time party thereto and Citicorp North America, Inc., as agent.

          "Exposure Factor" means 125%.
           ---------------

          "FDIC" means the Federal Deposit Insurance Corporation and any
           ----
     Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded
           ------------------
     upwards to the nearest 1/100/th/ of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal
               --------
     Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal
           ---------------------
     Reserve System and any Governmental Authority succeeding to any of its principal functions.

          "FinServ" means Levi Strauss & Co. Europe Financial Services, S.C.A.,
           -------
     a Belgian corporation.

          "Flood Hazard Property" means real property located in an area
           ---------------------
     designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "Foreign Credit Lines" means all unsecured committed or uncommitted
           --------------------
     lines of credit to which any Foreign Subsidiary is a party from time to time. The Foreign Credit Lines as of November 28, 1999 are listed on
     Schedule 1.1(a).
     ---------------

          "Foreign Pledge Agreement" means each pledge agreement or similar
           ------------------------
     instrument governed by the laws of a country other than the United States, executed and delivered pursuant to Section 6.11 or from time to time thereafter in accordance with Section 6.9 by Company or any Material Domestic Subsidiary that owns Capital Stock of one or more Foreign Subsidiaries organized in such country, in form and substance satisfactory to Administrative Agent, as such Foreign Pledge Agreement may thereafter be amended, supplemented, or modified from time to time.

          "Foreign Subsidiary" means any Subsidiary of Company, other than a
           ------------------
     Domestic Subsidiary.

          "Four Facility Commitment Reduction Fraction" means, as of any date of
           -------------------------------------------
     determination, a fraction, the numerator of which is the Aggregate 180 Day Commitment and the denominator of which is the sum of (a) the Aggregate 180 Day Commitment plus (b) the Aggregate Bridge Commitment plus (c) the
                    ----                                     ----
     Aggregate Commitment (as defined therein) under the Amended and Restated 1997 364 Day Credit Agreement plus (d) the Aggregate Commitment (as
                                   ----
     defined therein) under the 1997 Second Amended and Restated Credit
     Agreement.

          "Funded Current Liability Percentage" means "funded current liability
           -----------------------------------
     percentage" within the meaning of Section 412(1)(8)(B) of the Code.

          "Further Taxes" means any and all present or future taxes, levies,
           -------------
     assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.1.

          "GAAP" means generally accepted accounting principles set forth from
           ----
     time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
     other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantor" means any Material Domestic Subsidiary that executes and
           ---------
     delivers a counterpart of the Guaranty on the Subsequent Closing Date or from time to time thereafter pursuant to Section 6.9.

          "Guaranty" means the Guaranty executed and delivered by existing
           --------
     Material Domestic Subsidiaries on the Subsequent Closing Date and to be executed and delivered by additional Material Domestic Subsidiaries from time to time thereafter in accordance with Section 6.9, substantially in the form of Exhibit VII, as such Guaranty may thereafter be amended,
                 -----------
     supplemented, or modified from time to time.

          "Guaranty Obligation" means, as to any Person, any (a) guaranty by
           -------------------
     such Person of Indebtedness of, or other obligation payable or performable by, any other Person, or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by such Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the
                                                     --------  -------
     term Guaranty Obligation
     shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if less, the amount to which such Guaranty Obligation is specifically limited, or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the person in good faith.

          "Indebtedness" means, as to any Person at a particular time:
           ------------

               (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

               (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

               (c) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (other than obligations under a long term supply contract), which purchase price is (i) due more than 90 days from the date of incurrence of the obligation in respect thereof, or (ii) evidenced by a note or similar written instrument, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

               (d) without duplication, lease payment obligations under Capital Leases or Synthetic Lease Obligations; and

               (e) without duplication, all Guaranty Obligations of such Person in respect of any of the foregoing.

     For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to Majority Banks.

          "Indemnified Liabilities" has the meaning specified in Section 10.5.
           -----------------------

          "Indemnified Person" has the meaning specified in Section 10.5.
           ------------------

          "Indentures" means that certain Indenture dated as of November 6, 1996
           ----------
     between Company and Citibank, N.A., as trustee, and that certain Fiscal Agency Agreement dated as of November 22, 1996 between Company and Citibank, N.A., as fiscal agent.

          "Ineligible Securities" means securities which may not be underwritten
           ---------------------
     or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. (S) 24, Seventh), as amended.

          "Insolvency Proceeding" means (a) any case, action or proceeding
           ---------------------
     before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by subsections
     (a) and (b) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

          "Intellectual Property" means all patents, trademarks, tradenames,
           ---------------------
     copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

          "Intercreditor Agreement" means the Intercreditor Agreement dated as
           -----------------------
     of January 31, 2000 between the respective lenders under this Agreement, the Bridge Credit Agreement, the Amended and Restated 1997 364 Day Credit Agreement and the 1997 Second Amended and Restated Credit Agreement.

          "Interest Coverage Ratio" means, as of any date of determination, the
           -----------------------
     ratio of (a) Consolidated EBITDA for the period specified to (b) Consolidated Interest Charges during such period.

          "Interest Payment Date" means, as to any Loan other than a Base Rate
           ---------------------
     Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each fiscal quarter; provided, however, that if any Interest Period for an Offshore Rate Loan
     --------  -------
     exceeds three months, interest shall also be paid on last day of each successive three-month period (commencing with the beginning of such Interest Period) and each such day will be an Interest Payment Date.

          "Interest Period" means, with respect to any Offshore Rate Loan, the
           ---------------
     period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date of such Loan, as applicable, and ending on the date one, two, three, or six months thereafter (and if consented to by Majority Banks in the given instance, nine months), as selected by Company in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be;

     provided that:
     --------

          (a) if any Interest Period pertaining to an Offshore Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (b) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

          (c) no Interest Period shall extend beyond the Maturity Date; and

          (d) unless Administrative Agent otherwise consents, there may not be more than 24 Interest Periods for Offshore Rate Loans in effect at any time under this Agreement, the Bridge Agreement, the Amended and Restated 1997 364 Day Credit Agreement, and the 1997 Second Amended and Restated Credit Agreement.

          "Investment" means, as to any Person, any acquisition or any
           ----------
     investment by such Person, whether by means of the purchase or other acquisition of stock or other Securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

          "IP Collateral" means, collectively, the Intellectual Property owned
           -------------
     by Company or any of its Material Domestic Subsidiaries that constitutes Collateral under the Pledge and Security Agreement.

          "IRS" means the Internal Revenue Service, and any Governmental
           ---
     Authority succeeding to any of its principal functions under the Code.

          "Issuing Bridge Lender" means, with respect to any Lender Bridge
           ---------------------
     Letter of Credit, the issuing lender thereof pursuant to the Bridge Credit Agreement.

          "Issuing 180 Day Lender" means, with respect to any Lender 180 Day
           ----------------------
     Letter of Credit, Bank of America, Citibank, N.A., Morgan Guaranty Trust Company of New York or The Bank of Nova Scotia, as applicable, or any successor Issuing 180 Day Lender hereunder.

          "Lender Bridge Letter of Credit" means any letter of credit issued or
           ------------------------------
     outstanding under the Bridge Credit Agreement.

          "Lender Bridge Letter of Credit Usage" means, as of any date of
           ------------------------------------
     determination, the aggregate undrawn face amount of outstanding Lender Bridge Letters of Credit plus the aggregate amount of all drawings under
                              ----
     the Lender Bridge Letters of Credit not reimbursed by Company or converted into Loans under (and as defined in) the Bridge Credit Agreement.

          "Lender Derivative/FX Contract" means any Ordinary Course
           -----------------------------
     Derivative/FX Contract entered into by Company or FinServ and a Derivative/FX Lender that is subject to a legally enforceable netting agreement between Company or FinServ, as the case may be, and such Derivative/FX Lender with respect to all Ordinary Course Derivative

     FX/Contracts between such parties. The Lender Derivative/FX Contracts as of the dates indicated are listed on Schedule 1.1(a).
                                       ---------------


          "Lender Derivative/FX Sublimit" means an amount equal to the lesser of
           -----------------------------
     the Aggregate Bridge Commitment and $75,000,000. The Lender Derivative/FX Sublimit is part of, and not in addition to, the Aggregate Bridge Commitment.

          "Lender Derivative/FX Usage" means, as of any date of determination,
           --------------------------
     (a) the sum of the Termination Values for all outstanding Lender Derivative/FX Contracts times (b) the Exposure Factor.
                             -----

          "Lender Letter of Credit Sublimit" means an amount equal to the lesser
           --------------------------------
     of (a) the sum of the Aggregate 180 Day Commitment plus the Aggregate
                                                        ----
     Bridge Commitment and (b) $250,000,000. The Lender Letter of Credit Sublimit is part of, and not in addition to, the Aggregate 180 Day Commitment.

          "Lender 180 Day Letter of Credit" means any letter of credit issued or
           -------------------------------
     outstanding hereunder. A Lender 180 Day Letter of Credit may be a commercial letter of credit, a performance letter of credit or a financial letter of credit.

          "Lender 180 Day Letter of Credit Usage" means, as of any date of
           -------------------------------------
     determination, the aggregate undrawn face amount of outstanding Lender 180 Day Letters of Credit plus the aggregate amount of all drawings under the
                           ----
     Lender 180 Day Letters of Credit not reimbursed by Company or converted into Loans.

          "Lending Office" means, with respect to any Bank, the office or
           --------------
     offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, below its name on the signature pages hereto, or such other office or offices of such Bank as it may from time to time specify to Company and Administrative Agent.

          "Letter of Credit Action" means the issuance, supplement, amendment,
           -----------------------
     renewal, extension, modification or other action relating to a Lender 180 Day Letter of Credit hereunder.

          "Letter of Credit Application" means an application for a Letter of
           ----------------------------
     Credit Action from time to time in use by an Issuing 180 Day Lender.

          "Letter of Credit Expiration Date" means the Maturity Date.
           --------------------------------

          "Leverage Ratio" means, as of any date of determination, for Company
           --------------
     and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) (i) as of the end of the first fiscal quarter of fiscal year 2000, Consolidated EBITDA for such fiscal quarter times 4; (ii) as of the end of the second fiscal quarter of fiscal
             -----
     year 2000, Consolidated EBITDA for the first two fiscal quarters of fiscal year 2000 times 2; (iii) as of the end of the third fiscal quarter of
               -----
     fiscal year 2000, Consolidated EBITDA for the first three fiscal quarters of fiscal year 2000 times
                         -----

     1.333; and (iv) as of the end of any fiscal quarter thereafter, Consolidated EBITDA for the four fiscal quarter period then ended.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
     assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC of any jurisdiction or any comparable law, or the interest of the Person other than Company or any of its Subsidiaries in connection with any Equipment Financing Transaction) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease or the interest of a purchaser of Permitted Foreign Receivables under any Permitted Foreign Receivables Purchase Facility.

          "Loan" means a loan by a Bank to Company under Section 2.1, and may be
           ----
     an Offshore Rate Loan or a Base Rate Loan.

          "Loan Documents" means this Agreement, any Notes, the Lender 180 Day
           --------------
     Letters of Credit, the Letter of Credit Applications, the fee letters referred to in Section 2.11, the Guaranty, the Collateral Documents, and all other instruments, documents and agreements delivered to Administrative Agent or any Bank in connection herewith.

          "LOS/DOS Business" means the ownership and operation by Company or a
           ----------------
     Subsidiary of Company, whether directly or through joint ventures with third parties in partnership, corporate or other form, of businesses engaged solely in selling apparel and accessories and related products including, without limitation, selling through retail stores, outlet stores, telephone sales, catalog or other mail orders, and electronic sales. LOS/DOS Business shall not include any business engaging in manufacturing or in selling and in manufacturing.

          "LSFCC" means Levi Strauss Financial Center Corporation, a California
           -----
     corporation, formerly Levi Strauss Credit Corp., a California corporation.

          "LSFLLC" means Levi Strauss Funding, LLC, a Delaware limited liability
           ------
     company.

          "Majority Banks" means, at any time, (a) Banks holding more than 50%
           --------------
     of the Aggregate 180 Day Commitment, or (b) if the Commitments have been terminated, Banks holding more than 50% of the then aggregate unpaid principal amount of the Loans.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
     Regulation U of the Federal Reserve Board.

          "Material Adverse Effect" means any set of circumstances or events
           -----------------------
     which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document,
     (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business, assets, operations or prospects of Company and its Subsidiaries, taken as a whole, or (c) materially impairs or could reasonably be expected to materially impair the ability of any Borrower Party to perform the Obligations.

          "Material Domestic Subsidiary" means any Domestic Subsidiary that is a
           ----------------------------
     Material Subsidiary.

          "Material Foreign Subsidiary" means any Foreign Subsidiary that is a
           ---------------------------
     Material Subsidiary.

          "Material Subsidiary" means (a) any Subsidiary of Company, (i) the net
           -------------------
     book value of which is $5,000,000 or more or (ii) the annual gross revenue of which is $15,000,000 or more and (b) any other Subsidiary of Company designated by Company to be a "Material Subsidiary" for purposes of this Agreement.

          "Maturity Date" means January 31, 2002.
           -------------

          "Mortgage" means a security instrument (whether designated as a deed
           --------
     of trust or a mortgage or by any similar title) containing standard and customary terms and provisions executed and delivered by any Borrower Party, in such form as may be approved by Majority Banks in their sole discretion after consultation with Company, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices . "Mortgages" means all such instruments, collectively.
      ---------

          "Multiemployer Plan" means a "multiemployer plan", within the meaning
           ------------------
     of Section 4001(a)(3) of ERISA, to which Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Negative Pledge" means a Contractual Obligation that restricts Liens
           ---------------
     on property.

          "Net Asset Disposition Proceeds" means cash payments (including cash
           ------------------------------
     received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received for an Asset Disposition, net of any bona fide direct costs incurred in connection with such Asset Disposition including (a) income taxes reasonably estimated to be actually payable within one year of the date of such Asset Disposition as a result of any gain recognized in connection with such Asset Disposition, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans and Indebtedness under the Bridge Credit Agreement, the Amended and Restated 1997 364 Day Credit Agreement, and the 1997 Second Amended and Restated Credit Agreement) that is secured by a Lien on the stock or assets in question that is required to be repaid under the terms thereof as a result of such Asset Disposition, and (c) brokers' fees and legal fees incurred in connection with such Asset Disposition; provided, however, that the first $50,000,000 of proceeds from the Pending
     --------  -------
     IceHouse Disposition shall not constitute Net Asset Disposition Proceeds.


          "Net Equipment Financing Proceeds" means any cash proceeds received in
           --------------------------------
     connection with an Equipment Financing Transaction, net of (a) all reasonable costs payable to Persons not Affiliates of Company in connection with such Equipment Financing Transaction and (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans and Indebtedness under the Bridge Credit Agreement, the Amended and Restated 1997 364 Day Credit Agreement, and the 1997 Second Amended and Restated Credit Agreement) that is secured by a Lien on the equipment in question that is required to be repaid under the terms thereof as a result of such Equipment Financing Transaction.

          "Net Insurance Proceeds" means any cash payments or proceeds received
           ----------------------
     by Company or any of its Subsidiaries with respect to Collateral under (a) any business interruption policy in respect of a covered loss thereunder, or (b) under any property insurance policy in respect of a covered loss thereunder, in each case, net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof.

          "Net Real Estate Financing Proceeds" means any cash proceeds received
           ----------------------------------
     in connection with a Real Estate Financing Transaction, net of all reasonable costs payable to Persons not Affiliates of Company in connection with such Real Estate Financing Transaction.

          "Net Securities Proceeds" means (a) the cash proceeds (net of
           -----------------------
     underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the issuance of Securities of Company or any of its Subsidiaries, or (b) any cash capital contribution to Company.

          "1997 Second Amended and Restated Credit Agreement" means the 1997
           -------------------------------------------------
     Second Amended and Restated Credit Agreement dated as of January 31, 2000, between Company, Bank of America, as agent, Bank of America, as collateral agent, and the other lenders parties thereto.

          "Notes" has the meaning specified in Section 2.2.
           -----

          "Notice of Borrowing" means a notice, signed by Company, and given to
           -------------------
     Administrative Agent pursuant to Section 2.3, in substantially the form of
     Exhibit I.
     ---------

          "Notice of Conversion/Continuation" means a notice, signed by Company,
           ---------------------------------
     and given to Administrative Agent pursuant to Section 2.4, in substantially the form of Exhibit II.
                 ----------

          "Obligations" means all advances to, and debts, liabilities,
           -----------
     obligations, covenants and duties of, any Borrower Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against any Borrower Party or any Subsidiary or Affiliate of any Borrower Party.

          "Offshore Rate" means for any Interest Period with respect to any
           -------------
     Offshore Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

          Offshore Rate  =            Offshore Base Rate
                              ------------------------------------
                              1.00 - Eurodollar Reserve Percentage

           Where,

          "Offshore Base Rate" means, for such Interest Period:
           ------------------

                (a) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                (b) in the event that the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                (c) in the event that the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest at which Dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

                "Eurodollar Reserve Percentage" means, for any day during any
                 -----------------------------
          Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100/th/ of 1%) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the Board of Governors of the

               Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

               The determination of the Eurodollar Reserve Percentage and the Offshore Base Rate by Administrative Agent shall be conclusive in the absence of manifest error.

               "Offshore Rate Loan" means a Loan that bears interest based on
                ------------------
          the Offshore Rate.

               "Operating Lease" means, as applied to any Person, any lease
                ---------------
          (including leases that may be terminated by the lessee at any time) of any Property that is not a Capital Lease, other than any such lease under which that Person is the lessor.

               "Ordinary Course Derivative/FX Contracts" means any and all
                ---------------------------------------
          interest rate swaps, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swaps, cross-currency rate swaps, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, in each case that are (or were) entered into by any Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view" and that do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

               "Organization Documents" means, (a) with respect to any
                ----------------------
         corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership or joint venture agreement and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

               "Originator" has the meaning specified in Section 10.8(d).
                ----------

               "Other Taxes" means any present or future stamp, court or
                -----------
          documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

               "Outstanding Obligations" means, as of any date, and giving
                -----------------------
          effect to making any Loan or Lender 180 Day Letter of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Banks, the sum of (i) the aggregate outstanding principal amount of all Loans, and (ii) all Lender 180 Day Letter of Credit Usage, and (b) when reference is made to one Bank, the sum of (i) the aggregate outstanding principal amount of all Loans made by such Bank, and (ii) such Bank's ratable risk participation in all Lender 180 Day Letter of Credit Usage.

               "Participant" has the meaning specified in Section 10.8(d).
                -----------

               "PBGC" means the Pension Benefit Guaranty Corporation or any
                ----
          entity succeeding to any or all of its functions under ERISA.

               "Pending IceHouse Disposition" means the proposed sale of the
                ----------------------------
          property located at 151 Union Street, San Francisco, California.

               "Pension Plan" means a pension plan (as defined in Section 3(2)
                ------------
          of ERISA) subject to Title IV of ERISA which Company or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

               "Permitted Foreign Receivables" means all obligations of any
                -----------------------------
          obligor (whether now existing or hereafter arising) under a contract for sale of goods or services by Foreign Subsidiaries, which includes any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of Foreign Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations,
          (c) all guaranties, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations, (d) all books and records relating to the foregoing, lockbox accounts containing primarily proceeds of the foregoing, and other similar related assets customarily transferred (or in which security interests are customarily granted) to purchasers in receivables purchase transactions that are treated as sales under GAAP, (e) all rights of Foreign Subsidiaries to refunds on account of value added tax in respect of goods sold to an obligor, any receivable from whom is or becomes a defaulted receivable, and (f) proceeds of or judgments relating to any of the foregoing, any debts represented thereby and all rights of action against any Person in connection therewith.

               "Permitted Foreign Receivables Purchase Facility" means any
                -----------------------------------------------
          agreement of Foreign Subsidiaries providing for sales, transfers or conveyances of, or granting of security interests in, Permitted Foreign Receivables that do not provide, directly or indirectly, for recourse against the seller of such Permitted Foreign Receivables (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Permitted Foreign Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for receivables purchase transactions that are treated as sales under GAAP, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

               "Permitted Transferees" has the meaning specified in the
                ---------------------
          Stockholders Agreement dated as of April 15, 1996 between Company and the stockholders of Company party thereto as in effect as of the Closing Date, except that transferees pursuant to Section 2.2(a)(A) thereof shall not be deemed to be Permitted Transferees for purposes of this Agreement.

               "Person" means an individual, partnership, corporation, limited
                ------
          liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

               "Plan" means an employee benefit plan (as defined in Section 3(3)
                ----
          of ERISA) which Company or any of its Subsidiaries sponsors or maintains or to which Company or any of its Subsidiaries makes, is making, or is obligated to make contributions and includes any Pension Plan.

               "Pledge and Security Agreement" means the Pledge and Security
                -----------------------------
          Agreement executed and delivered by Company on the Closing Date and existing Material Domestic Subsidiaries on the Subsequent Closing Date and to be executed and delivered by additional Material Domestic Subsidiaries from time to time thereafter in accordance with Section 6.9, substantially in the form of Exhibit VI, as such Pledge and
                                            ----------
          Security Agreement may thereafter be amended, supplemented, or modified from time to time.

               "Pledged Collateral" means the "Pledged Collateral" as defined in
                ------------------
          the Pledge and Security Agreement.

               "Pledged Foreign Subsidiary" means a Foreign Subsidiary no more
                --------------------------
          than 65% of the Capital Stock of which is pledged to Collateral Agent.

               "Principal Property" means any contiguous or proximate parcel of
                ------------------
          real property owned by, or leased to, Company or any of its Restricted Subsidiaries, and any equipment located at or comprising a part of any such property, having a gross book value (without deduction of any depreciation reserves), as of the date of determination, in excess of 1% of Consolidated Net Tangible Assets; provided, however, that in the
                                                  --------  -------
          event that the Indentures, or the limitations regarding Liens granted by Company or Restricted Subsidiaries contained in the Indentures, are no longer binding on Company, no Property shall be a Principal Property.

               "Professional Costs" means and includes all reasonable fees and
                ------------------
          disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel and the reasonable fees and costs of financial advisors, accountants, appraisers, consultants, etc.

               "Property" means any estate or interest in any kind of property
                --------
          or asset, whether real, personal or mixed, and whether tangible or intangible.

               "Real Estate Financing Transaction" means any arrangement with
                ---------------------------------
          any Person pursuant to which Company or any of its Subsidiaries incurs Indebtedness secured by a Lien on real property of Company or any of its Subsidiaries and related personal property.

               "Receivables Purchase Facility" means any agreement providing for
                -----------------------------
          sales, transfers or conveyances of, or granting of security interests in, accounts receivable that do not provide, directly or indirectly, for recourse against the seller of such accounts receivable (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such accounts receivable (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for receivables purchase transactions that are treated as sales under GAAP, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

               "Receivables Transfer Agreements" means that certain Receivables
                -------------------------------
          Purchase and Sale Agreement dated as of January 28, 2000 among Company, LSFCC, Levi Strauss Funding Corp. and LSFLLC and that certain Third Amended and Fully Restated Receivables Purchase and Sale Agreement between LSFCC and Company effective January 28, 2000.

               "Released Matters" has the meaning specified in Section 11.1.
                ----------------

               "Releasees" has the meaning specified in Section 11.1.
                ---------

               "Releasors" has the meaning specified in Section 11.1.
                ---------

               "Replacement Bank" means an Eligible Assignee satisfactory to
                ----------------
          Company and Issuing 180 Day Lenders which acquires and assumes all or a ratable part of all of a Bank's Loans and Commitment pursuant to
          Section 3.8. Each designation of a Replacement Bank shall be subject to the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld).

               "Reportable Event" means, any of the events set forth in Section
                ----------------
          4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

               "Requirement of Law" means, as to any Person, any law (statutory
                ------------------
          or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

               "Requisite Banks" means, at any time, (a) Banks holding more than
                ---------------
          90% of the Aggregate 180 Day Commitment, or (b) if the Commitments have been terminated,

          Banks holding more than 90% of the then aggregate unpaid principal amount of the Loans.

               "Responsible Officer" of Company means the chief executive
                -------------------
          officer, the president, the chief financial officer, or the treasurer of Company, or any other officer having substantially the same authority and responsibility.

               "Restricted Payment" means:
                ------------------

               (a) the declaration or payment of any dividend or other distribution by Company or any of its Subsidiaries, directly or indirectly, either in cash or property, on any shares of the Capital Stock of any class of Company or any of its Subsidiaries (except dividends or other distributions payable solely in shares of Capital Stock of Company or any of its Subsidiaries or payable by any Subsidiary to Company or to a wholly-owned Subsidiary of Company);

               (b) the purchase, redemption or retirement by Company or any of its Subsidiaries of any shares of its Capital Stock of any class or any warrants, rights or options to purchase or acquire any shares of its Capital Stock, whether directly or indirectly (except the purchase, redemption or retirement of Capital Stock (or any such warrants, rights or options) held by Company or any wholly-owned Subsidiary of Company); and

               (c) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness not otherwise permitted under any Loan Document to be so paid.

               "Restricted Subsidiary" means any Subsidiary of Company which
                ---------------------
          owns or leases a Principal Property; provided, however, that in the
                                               --------  -------
          event that the Indentures, or the limitations regarding Liens granted by or on the Capital Stock or Indebtedness of Restricted Subsidiaries contained in the Indentures, are no longer binding on Company, no Subsidiary of Company shall be a Restricted Subsidiary.

               "SEC" means the Securities and Exchange Commission, or any
                ---
          successor thereto.

               "Securities" means any stock, shares, partnership interests,
                ----------
          voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

               "Solvent" means, with respect to any Person, that as of the date
                -------
          of determination both (a)(i) the then fair saleable value of the property of such Person is (A) greater than the total amount of liabilities (including contingent liabilities) of such Person and (B) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "Subsequent Closing Date" means the date on which all conditions
                -----------------------
          precedent set forth in Section 4.3 are satisfied or waived by all Banks.

               "Subsidiary" of a Person means a corporation, partnership, joint
                ----------
          venture, limited liability company or other business entity of which a majority of the shares of Securities or other interests having ordinary voting power for the election of directors or other governing body (other than Securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

               "Synthetic Lease Obligations" means all monetary obligations of a
                ---------------------------
          Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

               "Taxes" means any and all present or future taxes, levies,
                -----
          assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or Administrative Agent, as the case may be, is organized or maintains a lending office.

               "Termination Value" means, in respect of any Derivative/FX
                -----------------
          Contract, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative/FX Contract, the termination value, expressed in Dollars, as determined by Company; provided, however, that in the event that two Banks determine that the
          --------  -------
          mark-to-market value, expressed in Dollars, for any Derivative/FX Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative/FX Contract, is greater than the termination value for such Derivative/FX Contract determined by Company, the Termination Value of such Derivative/FX Contract shall be the amount determined by such Banks; provided further that any such determination shall have no
                      -------- -------
          evidentiary value for purposes of determining the amount owed to the applicable Derivative/FX Lender.

               "Three Facility Commitment Reduction Fraction" means, as of any
                --------------------------------------------
          date of determination, a fraction, the numerator of which is the Aggregate 180 Day Commitment and the denominator of which is the sum of (a) the Aggregate 180 Day Commitment plus (b) the Aggregate
                                                  ----
          Commitment (as defined therein) under the Amended and Restated 1997 364 Day Credit Agreement plus (c) the Aggregate Commitment (as defined
                                   ----
          therein) under the 1997 Second Amended and Restated Credit Agreement.

               "Total Amount of Unsecured Debt" means, as of any date of
                ------------------------------
          determination, the sum, without duplication, of (a) the Unsecured Derivative/FX Usage, (b) the Unsecured Letter of Credit Usage, and (c) the aggregate amount of all unsecured Indebtedness of Company and its Subsidiaries (other than Indebtedness permitted under Sections 7.1(a), 7.1(b), 7.1(c), 7.1(d), 7.1(e), 7.1(f), 7.1(g), 7.1(h), 7.1(i),
          7.1(j), 7.1(k), 7.1(l), 7.1(m), 7.1(n), 7.1(o), 7.1(p), 7.1(q),
          7.1(s), and 7.1(t)).

               "Total Letter of Credit Usage" means, as of any date of
                ----------------------------
          determination, the sum of (a) the Lender Bridge Letter of Credit Usage plus (b) the Lender 180 Day Letter of Credit Usage.

               "Total Utilization of Bridge Commitments" means, as of any date
                ---------------------------------------
          of determination, the sum, without duplication, of (a) the aggregate principal amount of all outstanding Loans (as defined in the Bridge Credit Agreement), other than any such Loans made for the purpose of reimbursing an Issuing Bridge Lender for any amount drawn under any Lender Bridge Letter of Credit but not yet so applied, plus (b) the
                                                                 ----
          Lender Bridge Letter of Credit Usage plus (c) the Lender Derivative/FX
                                               ----
          Usage.


               "Total Utilization of Commitments" means, as of any date of
                --------------------------------
          determination, the sum, without duplication, of (a) the Total Utilization of Bridge Commitments plus (b) the Total Utilization of
                                            ----
          180 Day Commitments.

               "Total Utilization of 180 Day Commitments" means, as of any date
                ----------------------------------------
          of determination, the sum, without duplication, of (a) the aggregate principal amount of all outstanding Loans (other than any such Loans made for the purpose of reimbursing an Issuing 180 Day Lender for any amount drawn under any Lender 180 Day Letter of Credit but not yet so applied) plus (b) the Lender 180 Day Letter of Credit Usage.
                   ----

               "Two Facility Commitment Reduction Fraction" means, as of any
                ------------------------------------------
          date of determination, a fraction, the numerator of which is the Aggregate 180 Day Commitment and the denominator of which is the sum of (a) the Aggregate 180 Day Commitment plus (b) the Aggregate Bridge
                                                  ----
          Commitment.


               "UCC" means the Uniform Commercial Code (or any similar or
                ---
          equivalent legislation) as in effect in any applicable jurisdiction.

               "United States" and "U.S." each means the United States of
                -------------       ----
          America.

          "Unpledged Foreign Subsidiaries" means Foreign Subsidiaries none of
           ------------------------------
     the Capital Stock of which is pledged to Collateral Agent.

          "Unsecured Derivative/FX Usage" means, as of any date of
          -----------------------------
     determination, (a) the sum of the Termination Values for all outstanding Derivative/FX Contracts to which Company and any of its Subsidiaries is a party (other than Lender Derivative/FX Contracts and intercompany Derivative/FX Contracts) minus (i) the Lender Bridge Letter of Credit Usage
                              -----
     with respect to any Lender Bridge Letter of Credit issued to support any such outstanding Derivative/FX Contract and (ii) the Lender 180 Day Letter of Credit Usage with respect to any Lender 180 Day Letter of Credit issued to support any such outstanding Derivative/FX Contract times (b) the
                                                            -----
     Exposure Factor.

          "Unsecured Letter of Credit Usage" means, as of any date of
           --------------------------------
     determination, the aggregate undrawn face amount of outstanding letters of credit issued for the benefit of Company or any of its Subsidiaries (other than Lender Bridge Letters of Credit and Lender 180 Day Letters of Credit).

          "Voting Trust Agreement" means the Voting Trust Agreement entered into
           ----------------------
     as of April 15, 1996 by and among Robert D. Haas; Peter E. Haas, Sr.; Peter
     E. Haas, Jr.; and F. Warren Hellman as the Voting Trustees and the stockholders of LSAI Holding Corp. who are parties thereto.

          "Voting Trustees" means the persons entitled to act as voting trustees
           ---------------
     under the Voting Trust Agreement.

     1.2  Other Interpretive Provisions.
          -----------------------------

          (a) Defined Terms.  Except as provided in Section 1.1, unless
              -------------
otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC of California shall have the meanings therein described.

          (b) The Agreement.  The words "hereof", "herein", "hereunder" and
              -------------
words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section and exhibit references are to this Agreement unless otherwise specified.

          (c)  Certain Common Terms.
               --------------------

               (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

          (d) Performance; Time.  Whenever any performance obligation hereunder
              -----------------
(other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

          (e) Contracts.  Unless otherwise expressly provided herein, references
              ---------
to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

          (f) Laws.  References to any statute or regulation are to be construed
              ----
as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

          (g) Captions.  The captions and headings of this Agreement are for
              --------
convenience of reference only and shall not affect the construction of this Agreement.

          (h) Independence of Provisions.  The parties acknowledge that this
              --------------------------
Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

     1.3  Accounting Principles.
          ---------------------

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, consistently applied; except that, subject to Section 10.15, all financial computations required under this Agreement shall be made in accordance with GAAP as in effect on the Closing Date.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Company. The fiscal quarters of Company end on the last Sunday in February, May, August, and November of each year. Each fiscal year of Company ends on the last Sunday in November of such year.

          (c) References herein to "consolidated" and "consolidated basis" with reference to Company are to Company and its Subsidiaries on a consolidated basis.

                                  ARTICLE II

                                  THE CREDITS
                                  -----------

     2.1  Amounts and Terms of Commitments; the Credit.
          --------------------------------------------

          (a) Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to Company from time to time on any Business Day during the Availability Period, in an aggregate principal amount which does not exceed at any time outstanding, for the relevant period, the amount equal to the product of the then Aggregate Bridge Commitment times the percentage set forth
                                                -----
opposite such Bank's name on Schedule 2.1 under the heading "Commitment
                             ------------
Percentage" (such amount, as the same may be reduced pursuant to the terms of this Agreement or as a result of one or more assignments under Section 10.8, the Bank's "Commitment"); provided, however, that (i) the sum of (A) the Total
        ----------    --------  -------
Utilization of Commitments plus (B) the Total Amount of Unsecured Debt shall not
                           ----
exceed the Aggregate Total Commitments at any time and (ii) the Total Utilization of 180 Day Commitments shall not exceed the Aggregate 180 Day Commitment at any time. All loans outstanding under the Existing Credit Agreement shall be deemed to be Loans hereunder on the Closing Date.

          (b) Within the limits of each Bank's Commitment and the Aggregate 180 Day Commitment, and subject to the other terms and conditions hereof, Company may borrow under this subsection, prepay under Section 2.6 or 2.7, and reborrow under this Section.

          (c) Loans shall be denominated in Dollars.

     2.2  Notes; Loan Accounts.
          --------------------

          (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by Administrative Agent and each Bank shall be conclusive evidence, absent manifest error, of the amount of the Loans made by Banks to Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Company hereunder to pay any amount owing with respect to the Loans.

          (b) Upon the request of any Bank made through Administrative Agent, the Loans made by such Bank may be evidenced by one or more notes, as applicable ("Notes"), instead of or in addition to loan accounts. Each such Note shall be
  -----
in the form of Exhibit III.  Each such Bank shall endorse on the schedules
               -----------
annexed to its Note the date, amount, and maturity of each Loan made by it and the amount of each payment of principal made by Company with respect thereto. Each such Bank is irrevocably authorized by Company to endorse its Note and each Bank's record shall be conclusive absent manifest error; provided, however, that
                                                         --------  -------
the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of Company hereunder or under any such Note to such Bank.

     2.3  Procedure for Borrowing.
          -----------------------

          (a) Each Borrowing shall be made upon the irrevocable written notice (including notice via facsimile transmission or telephone call confirmed immediately by telephone call or facsimile transmission, respectively) of Company in the form of a Notice of Borrowing, which notice must be received by Administrative Agent not later than 9:00 a.m. San Francisco, California time:

               (i) three Business Days prior to the requested Borrowing Date for Offshore Rate Loans; and

               (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                    (A) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of $10,000,000 or any integral multiple of $5,000,000 in excess thereof;

                    (B) the requested Borrowing Date, which shall be a Business Day;

                    (C) whether the Borrowing is to be comprised of Offshore Rate Loans or Base Rate Loans; and

                    (D) the duration of the Interest Period applicable to the Loans included in such notice which are Offshore Rate Loans. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

          (b) Upon receipt of the Notice of Borrowing (or notice by telephone or facsimile transmission followed by prompt confirmation by facsimile transmission or telephone, respectively) Administrative Agent will promptly notify each Bank thereof and of the amount of such Bank's Commitment Percentage of the Borrowing.

               (i) Each Bank will make the amount of its Commitment Percentage of the Borrowing available to Administrative Agent, in immediately available funds for the account of Company at Administrative Agent's Payment Office by 10:00 a.m. San Francisco, California time on the Borrowing Date requested by Company.

               (ii) The proceeds of all such Loans will then be made available to Company by Administrative Agent at Administrative Agent's Payment Office by crediting Company's concentration account #12335-02255 on the books of Bank of America (or such other account with Bank of America as Company may hereafter designate in a written notice to Administrative Agent) with the aggregate of the amounts made available to Administrative Agent by Banks not later than 11:00 a.m. San Francisco, California time on such Borrowing Date; or will then be remitted by Administrative Agent to such other financial institution or institutions for the account or accounts of such designees as Company shall designate from time to time in accordance with written instructions from Company delivered to Administrative Agent. To the extent that Loans made by Banks mature on any Borrowing Date, each Bank shall apply the proceeds of any Loans made on such Borrowing Date, to the extent thereof, to the repayment of such maturing Loans, such Loans and repayments intended to be a contemporaneous exchange.

     2.4  Conversion and Continuation Elections.
          -------------------------------------

          (a) Company may upon irrevocable notice to Administrative Agent in accordance with Section 2.4(b):

               (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $10,000,000 or that is in an integral multiple of $1,000,000 in excess thereof) into Offshore Rate Loans; or

               (ii) elect to convert on any Interest Payment Date any Offshore Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $10,000,000 or that is in an integral multiple of $1,000,000 in excess thereof) into Base Rate Loans; or

               (iii) elect to renew on any Interest Payment Date any Offshore Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $10,000,000 or that is in an integral multiple of $1,000,000 in excess thereof); provided that, if the Aggregate 180 Day
                                    --------
     Commitment shall have been reduced to less than $10,000,000, on and after such reduction the right of Company to elect to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

          (b) Company shall deliver in writing (or by facsimile transmission confirmed immediately by a telephone call or by a telephone call confirmed immediately by a facsimile transmission), an irrevocable Notice of Conversion/Continuation to be received by Administrative Agent not later than 9:00 a.m. San Francisco, California time, at least three Business Days in advance of the Conversion/Continuation Date, specifying:

               (i) the proposed Conversion/Continuation Date;

               (ii) the aggregate amount of Loans to be converted or continued;

               (iii)  the nature of the proposed conversion or continuation; and

               (iv) with respect to Offshore Rate Loans, the duration of the requested Interest Period.

          (c) (i) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, Company has failed to select a new Interest Period to be applicable to such Offshore Rate Loans, and if no Event of Default shall then exist, Company shall be deemed to have elected to continue such Offshore Rate Loans as Offshore Rate Loans with an Interest Period of one month.

               (ii) If an Event of Default exists at the time any Interest Period applicable to Offshore Rate Loans expires, Company shall be deemed to have elected to convert Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          (d) Upon receipt of a Notice of Conversion/ Continuation (or telephonic notice in lieu thereof), Administrative Agent will promptly notify each Bank thereof, or, if no timely notice is provided, Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given or which are subject to automatic conversion held by each Bank.

     2.5  Lender 180 Day Letters of Credit.
          --------------------------------

          (a) The Letter of Credit Commitment.  Subject to the terms and
              -------------------------------
conditions set forth in this Agreement, until the Maturity Date, each Issuing 180 Day Lender shall take such Letter of Credit Actions as Company may from time to time request of such Issuing 180 Day Lender; provided, however, that (i) the
                                                --------  -------
sum of (A) the Total Utilization of Commitments plus (B) the Total Amount of
                                                ----
Unsecured Debt shall not exceed the Aggregate Total Commitments at any time,
(ii) the Total Utilization of 180 Day Commitments shall not exceed the Aggregate 180 Day Commitment at any time, (iii) the sum of (A) the Total Letter of Credit Usage plus (B) the Unsecured Letter of Credit Usage shall not exceed the Lender
      ----
Letter of Credit Sublimit at any time, and (iv) no Lender 180 Day Letter of Credit shall be issued denominated in a currency other than Dollars. Subject to subsection (f) below and unless consented to by the applicable Issuing 180 Day Lender and Majority Banks, no Lender 180 Day Letter of Credit may expire more than 12 months after the date of its issuance or last renewal; provided,
                                                               --------
however, that no Lender 180 Day Letter of Credit shall expire after the Maturity
-------
Date. If any Lender 180 Day Letter of Credit Usage remains outstanding after such date, Company shall, not later than such date, deposit cash in an amount equal to such Lender 180 Day Letter of Credit Usage in a Cash Collateral Account.

          (b) Requesting Letter of Credit Actions.  Company may irrevocably
              -----------------------------------
request a Letter of Credit Action by delivering a Letter of Credit Application therefor to the proposed Issuing 180 Day Lender, with a copy to Administrative Agent (who shall notify Banks), not later than 1:00 p.m. San Francisco, California time, two Business Days prior to such Letter of Credit Action. Upon receipt by a proposed Issuing 180 Day Lender of a Letter of Credit Application pursuant to Section 2.5(a) requesting such Issuing 180 Day Lender to take a Letter of Credit Action, (i) in the event Administrative Agent is the proposed Issuing 180 Day Lender, Administrative Agent shall be the Issuing 180 Day Lender with respect to such Lender 180 Day Letter of Credit, notwithstanding the fact that the Lender 180 Day Letter of Credit Usage with respect to such Lender 180 Day Letter of Credit and with respect to all other Lender 180 Day Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Loans, may exceed Administrative Agent's Commitment then in effect and (ii) in the event any other Issuing 180 Day Lender is the proposed Issuing 180 Day Lender, such Issuing

180 Day Lender shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Lender 180 Day Letter of Credit, and (A) if such Issuing 180 Day Lender so elects to issue such Lender 180 Day Letter of Credit it shall be the Issuing 180 Day Lender with respect thereto and (B) if such Issuing 180 Day Lender fails to so promptly notify Company and Administrative Agent or declines to issue such Lender 180 Day Letter of Credit, Company may request Administrative Agent or another Issuing 180 Day Lender to be the Issuing 180 Day Lender with respect to such Lender 180 Day Letter of Credit in accordance with the provisions of this Section 2.5(b). Each Letter of Credit Action shall be in a form acceptable to such Issuing 180 Day Lender in its sole discretion. Unless Administrative Agent notifies such Issuing 180 Day Lender that such Letter of Credit Action is not permitted hereunder, or such Issuing 180 Day Lender notifies Administrative Agent that it has determined that such Letter of Credit Action is contrary to any laws or policies of such Issuing 180 Day Lender, such Issuing 180 Day Lender shall, upon satisfaction of the applicable conditions set forth in Section 4.2, effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Lender 180 Day Letter of Credit, each Bank shall be deemed to have purchased from the applicable Issuing 180 Day Lender a risk participation therein in an amount equal to such Bank's Commitment Percentage times the amount of such Lender 180 Day Letter of Credit.
                      -----

          (c) Reimbursement of Payments Under Lender 180 Day Letters of Credit.
              -----------------------------------------------------------------
Company shall reimburse the applicable Issuing 180 Day Lender through Administrative Agent for any payment that such Issuing 180 Day Lender makes under a Lender 180 Day Letter of Credit on or before the date of such payment; provided, however, that if the conditions precedent set forth in Section 4.2 can
--------  -------
be satisfied, Company may request a Borrowing of Loans to reimburse such Issuing 180 Day Lender for such payment pursuant to Section 2.3, or, failing to make such request, Company shall be deemed to have requested a Borrowing of Base Rate Loans on such payment date pursuant to subsection (e) below.

          (d) Funding by Lenders When Issuing 180 Day Lender Not Reimbursed.
              ---------------------------------------------------------------
Upon any drawing under a Lender 180 Day Letter of Credit, the applicable Issuing 180 Day Lender shall notify Administrative Agent and Company. If Company fails to timely make the payment required pursuant to subsection (c) above, such Issuing 180 Day Lender shall notify Administrative Agent of such fact and the amount of such unreimbursed payment. Administrative Agent shall promptly notify each Bank of its Commitment Percentage of such amount. Each Bank shall make funds in an amount equal to its Commitment Percentage of such amount available to Administrative Agent at Administrative Agent's Payment Office not later than 1:00 p.m. San Francisco, California time, on the Business Day specified by Administrative Agent. Administrative Agent shall remit the funds so received to such Issuing 180 Day Lender. The obligation of each Bank to so reimburse such Issuing 180 Day Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event (including the sum of (A) the Total Utilization of Commitments plus (B) the Total Amount of Unsecured Debt exceeding the Aggregate
            ----
Total Commitments or the Total Utilization of 180 Day Commitments exceeding the Aggregate 180 Day Commitment). Any such reimbursement shall not relieve or otherwise impair the obligation of Company to reimburse such Issuing 180 Day Lender for the amount of any payment made by such Issuing 180 Day Lender under any Lender 180 Day Letter of Credit, together with interest as provided herein.

          (e) Nature of Banks' Funding.  If the conditions precedent set forth
              ---------------------------
in Section 4.2 can be satisfied (except for the giving of a Notice of Borrowing) on any date Company is obligated to, but fails to, reimburse any Issuing 180 Day Lender for a drawing under a Lender 180 Day Letter of Credit, the funding by Banks pursuant to the previous subsection shall be deemed to be a Borrowing of Base Rate Loans deemed requested by Company. If the conditions precedent set forth in Section 4.2 cannot be satisfied on the date Company is obligated to, but fails to, reimburse any Issuing 180 Day Lender for a drawing under a Lender 180 Day Letter of Credit, the funding by Banks pursuant to the previous subsection shall be deemed to be a funding by each Bank of its risk participation in such Lender 180 Day Letter of Credit, and each Bank making such funding shall thereupon acquire a pro rata participation, to the extent of its reimbursement, in the claim of such Issuing 180 Day Lender against Company in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Company with respect to such claim. Any amounts made available by a Bank under its risk participation shall be payable by Company upon demand of Administrative Agent, and shall bear interest at a rate per annum equal to the Default Rate.

          (f) Special Provisions Relating to Evergreen Lender 180 Day Letters of
              ------------------------------------------------------------------
Credit.  Company may request Lender 180 Day Letters of Credit that have
------
automatic extension or renewal provisions ("evergreen" Lender 180 Day Letters of Credit) so long as the applicable Issuing 180 Day Lender consents in its sole and absolute discretion thereto and has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Lender 180 Day Letter of Credit is issued. Once an evergreen Lender 180 Day Letter of Credit is issued, unless Administrative Agent has notified the applicable Issuing 180 Day Lender that Majority Banks have elected not to permit such extension or renewal, Borrower Parties, Administrative Agent and Banks shall be deemed to have authorized (but may not require) such Issuing 180 Day Lender to, in its sole and absolute discretion, permit the renewal of such evergreen Lender 180 Day Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date, and, unless directed by such Issuing 180 Day Lender, Company shall not be required to request such extension or renewal. The applicable Issuing 180 Day Lender may, in its sole and absolute discretion elect not to permit an evergreen Lender 180 Day Letter of Credit to be extended or renewed at any time.

          (g) Obligations Absolute.  The obligation of Company to pay to each
              --------------------
Issuing 180 Day Lender the amount of any payment made by such Issuing 180 Day Lender under any Lender 180 Day Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Company's obligation shall not be affected by any of the following circumstances:

             (i) any lack of validity or enforceability of such Lender 180 Day Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

             (ii) any amendment or waiver of or any consent to departure from such Lender 180 Day Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

             (iii) the existence of any claim, setoff, defense, or other rights which Company may have at any time against such Issuing 180 Day Lender, Administrative

     Agent, Collateral Agent or any Bank, any beneficiary of such Lender 180 Day Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with such Lender 180 Day Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions ;

             (iv) any demand, statement, or any other document presented under such Lender 180 Day Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Lender 180 Day Letter of Credit;

             (v) payment by such Issuing 180 Day Lender in good faith under such Lender 180 Day Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of such Lender 180 Day Letter of Credit; or any payment made by such Issuing 180 Day Lender under such Lender 180 Day Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Lender 180 Day Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

             (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with such Lender 180 Day Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

             (vii) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with such Lender 180 Day Letter of Credit or the existence, nature and extent of any insurance relative thereto;

             (viii) the solvency or financial responsibility of any party issuing any documents in connection with such Lender 180 Day Letter of Credit;

             (ix) any failure or delay in notice of shipments or arrival of any property;

             (x) any error in the transmission of any message relating to such Lender 180 Day Letter of Credit not caused by such Issuing 180 Day Lender, or any delay or interruption in any such message;

             (xi) any error, neglect or default of any correspondent of such Issuing 180 Day Lender in connection with such Lender 180 Day Letter of Credit;

             (xii) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of such Issuing 180 Day Lender;

             (xiii) so long as such Issuing 180 Day Lender in good faith determines that the document appears to comply with the terms of the Lender 180 Day Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to such Issuing 180 Day Lender in connection with such Lender 180 Day Letter of Credit;

             (xiv)   the sum of (A) the Total Utilization of Commitments plus
                                                                         ----
     (B) the Total Amount of Unsecured Debt exceeding the Aggregate Total Commitments or the Total Utilization of 180 Day Commitments exceeding the Aggregate 180 Day Commitment; and

             (xv) any other circumstances whatsoever where such Issuing 180 Day Lender has acted in good faith.

     In addition, Company will promptly examine a copy of each Lender 180 Day Letter of Credit and amendments thereto delivered to them and, in the event of any claim of noncompliance with Company's instructions or other irregularity, Company will immediately notify the applicable Issuing 180 Day Lender in writing. Company shall be conclusively deemed to have waived any such claim against such Issuing 180 Day Lender and its correspondents unless such notice is given as aforesaid.

          (h) Role of Issuing 180 Day Lender.  Each Bank and Borrower Party
              ------------------------------
agree that, in paying any drawing under a Lender 180 Day Letter of Credit, the applicable Issuing 180 Day Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Lender 180 Day Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable Issuing 180 Day Lender shall be liable to any Bank for any action taken or omitted in connection herewith at the request or with the approval of Banks or Majority Banks, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Lender 180 Day Letter of Credit. Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Lender 180 Day Letter of Credit; provided, however, that this assumption is
                                     --------  -------
not intended to, and shall not, preclude Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of any Issuing 180 Day Lender, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, any Issuing 180 Day Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing 180 Day Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Lender 180 Day Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (i) Applicability of ISP98 and UCP.  Unless otherwise expressly agreed
              ------------------------------
by any Issuing 180 Day Lender and Company when a Lender 180 Day Letter of Credit is issued and subject to applicable laws, performance under Lender 180 Day Letters of Credit by such Issuing Bridge Lender, its correspondents, and beneficiaries will be governed by (i) with respect to standby Lender 180 Day Letters of Credit, the rules of the "International Standby Practices 1998" ("ISP98") or such later revision as may be published by the Institute of
  -----
International Banking Law & Practice, subject to applicable laws, and (ii) with respect to commercial Lender 180 Day Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the International Chamber of Commerce (the "ICC") on the date any
                                                       ---
commercial Lender 180 Day Letter of Credit is issued, and including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro).

          (j) Letter of Credit Fee.  Company shall pay to Administrative Agent
              --------------------
in arrears, on the fifth Business Day after the last day of each fiscal quarter for the account of each Bank in accordance with its Commitment Percentage, a Letter of Credit fee equal to the Applicable Margin with respect to Offshore Rate Loans times the actual daily maximum amount available to be drawn under
           -----
each Lender 180 Day Letter of Credit since the later of the Closing Date and the previous payment date.

          (k) Fronting Fee and Documentary and Processing Charges Payable to
              --------------------------------------------------------------
Issuing 180 Day Lender.  On the date of issuance, Company shall pay directly to
----------------------
the applicable Issuing 180 Day Lender for its sole account a fronting fee with respect to any financial or performance Lender 180 Day Letter of Credit in an amount equal to 1/8 of 1%. On the date of issuance, Company shall pay directly to the applicable Issuing 180 Day Lender for its sole account a fronting fee with respect to any commercial Lender 180 Day Letter of Credit in an amount equal to its customary issuance fee for commercial Lender 180 Day Letters of Credit issued for the account of its most creditworthy customers. In addition, Company shall pay directly to the applicable Issuing 180 Day Lender, upon demand, for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Lender 180 Day Letter of Credit Action or other occurrence relating to a Lender 180 Day Letter of Credit for which such charges are customarily made.

     2.6  Voluntary Termination or Reduction of Aggregate 180 Day Commitment;
          -------------------------------------------------------------------
Voluntary Prepayments.
---------------------

          (a) Company may, upon not less than three Business Days' prior irrevocable notice to Administrative Agent, terminate the Aggregate 180 Day Commitment or permanently reduce the Aggregate 180 Day Commitment by $25,000,000 and, if in a greater amount, by any integral multiple of $5,000,000; provided
                                                                     --------
that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof,
(i) the sum of (A) the Total Utilization of Commitments plus (B) the Total
                                                        ----
Amount of Unsecured Debt would exceed the Aggregate Total Commitments then in effect or (ii) the Total Utilization of 180 Day Commitments would exceed the Aggregate 180 Day

Commitment; provided further that once reduced in accordance with this Section,
            -------- -------
the Aggregate 180 Day Commitment may not be increased. Any reduction of the Aggregate 180 Day Commitment shall be applied to each Bank's Commitment in accordance with such Bank's Commitment Percentage. If the Aggregate 180 Day Commitment is terminated in its entirety, all accrued facility fees to, but not including, the effective date of such termination shall be payable on the effective date of such termination without any premium or penalty.

          (b) Subject to Section 3.4, Company may (from time to time) ratably prepay Loans in whole or in part in the minimum amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof, upon notice to Administrative Agent given not later than 9:00 a.m. San Francisco, California time:

               (i) at least three Business Days' prior to the proposed date of prepayment for Offshore Rate Loans; and

               (ii) on the Business Day prior to the proposed date of prepayment for Base Rate Loans.

          Each such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans or Offshore Rate Loans, or any combination thereof. In the event that Company fails to so specify, any voluntary prepayments of the Loans pursuant to this Section 2.6 shall be applied first to Base Rate Loans to the full amount thereof before application to Offshore Rate Loans. Such notice shall not thereafter be revocable by Company and Administrative Agent will promptly notify each Bank thereof and the amount of such Bank's Commitment Percentage of such prepayment. If such notice is given by Company, Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and the amounts required pursuant to Section 3.4.

          Notice to Administrative Agent under this Section shall be in writing, signed by Company or may be by telephone notice promptly confirmed by notice sent by facsimile transmission.

     2.7  Mandatory Prepayments and Reductions of Aggregate 180 Day Commitment.
          --------------------------------------------------------------------
The Loans shall be prepaid and the Aggregate 180 Day Commitment shall be permanently reduced in the amounts and under the circumstances set forth below, all such payments to be applied as set forth below or as more specifically provided in Section 2.7(k). Each prepayment required under this Section shall be subject to Section 3.4.

          (a) Commitment Reductions.  If for any reason the Total Utilization of
              ---------------------
180 Day Commitments exceeds the Aggregate 180 Day Commitment as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Company shall immediately prepay Loans and/or deposit cash in a Cash Collateral Account in an aggregate amount equal to such excess. If for any reason the sum of (i) the Total Utilization of Commitments plus (ii) the Total Amount of Unsecured Debt exceeds the Aggregate Total Commitments as in effect, Company shall immediately prepay Loans and/or Loans under (and as defined in) the Bridge

Credit Agreement and/or deposit cash in a Cash Collateral Account in an aggregate amount equal to such excess.

          (b) Permitted Foreign Receivables Purchase Facility.  No later than
              -----------------------------------------------
five Business Days following the receipt by Company or any of its Subsidiaries of any proceeds in respect of a Permitted Foreign Receivables Purchase Facility, Company shall prepay the Loans and the Aggregate 180 Day Commitment shall be permanently reduced in an aggregate amount equal to the product of the net proceeds received by Company or any of its Subsidiaries from such Permitted Foreign Receivables Purchase Facility times (A) until the Aggregate Term
                                      -----
Commitments have been terminated, zero (0)% and (B) thereafter, the Two Facility Commitment Reduction Fraction.

          (c) Equipment Financing Transactions.  No later than (i) five Business
              --------------------------------
Days following the receipt by Company or any of its Subsidiaries of any Net Equipment Financing Proceeds in respect of any equipment not constituting Collateral and (ii) the date of receipt by Company or any of its Subsidiaries of any other Net Equipment Financing Proceeds, Company shall prepay the Loans and the Aggregate 180 Day Commitment shall be permanently reduced in an aggregate amount equal to the product of such Net Equipment Financing Proceeds times the
                                                                     -----
Three Facility Commitment Reduction Fraction.

          (d) Real Estate Financing Transactions.  No later than (i) five
              ----------------------------------
Business Days following the receipt by Company or any of its Subsidiaries of any Net Real Estate Financing Proceeds in respect of any real property not constituting Collateral and (ii) the date of receipt by Company or any of its Subsidiaries of any other Net Real Estate Financing Proceeds, Company shall prepay the Loans and the Aggregate 180 Day Commitment shall be permanently reduced in an aggregate amount equal to the product of such Net Real Estate Financing Proceeds times the Three Facility Commitment Reduction Fraction.
                   -----

          (e) Asset Dispositions.  No later than (i) five Business Days
              ------------------
following the receipt by Company or any of its Subsidiaries of any Net Asset Disposition Proceeds in respect to Asset Dispositions not involving Collateral and (ii) the date of receipt by Company or any of its Subsidiaries of any Net Asset Disposition Proceeds from the Pending IceHouse Disposition in excess of $50,000,000 or any other Net Asset Disposition Proceeds, Company shall prepay the Loans and the Aggregate 180 Day Commitment shall be permanently reduced in an aggregate amount equal to the product of such Net Asset Disposition Proceeds times the Four Facility Commitment Reduction Fraction.
-----

          (f) Insurance.  No later than two Business Days following the receipt
              ---------
by Company or any of its Subsidiaries of any Net Insurance Proceeds that are required to be applied to prepay the Loans and reduce the Aggregate 180 Day Commitment pursuant to Section 6.6, Company shall prepay the Loans and the Aggregate 180 Day Commitment shall be permanently reduced in an aggregate amount equal to the product of such Net Insurance Proceeds times the Four Facility
                                                    -----
Commitment Reduction Fraction.

          (g) Excess Cash Flow.  In the event that there shall be Consolidated
              ----------------
Excess Cash Flow for fiscal year 2000, Company shall, no later than 60 days after the end of such fiscal year, prepay the Loans and the Aggregate 180 Day Commitment shall be permanently reduced in an aggregate amount equal to (i) 60%of such Consolidated Excess Cash Flow minus
                                                                          -----
voluntary commitment reduction under this Agreement, the Bridge Agreement, the Amended and Restated 1997 364 Day Credit Agreement, and the 1997 Second Amended and Restated Credit Agreement made during such fiscal year times (ii) the Four
                                                           -----
Facility Commitment Reduction Fraction.

          (h) Tax Refunds.  No later than five Business Days following the
              -----------
receipt by Company or any of its Subsidiaries of any proceeds in respect of any federal tax refunds in respect of the 1999 fiscal year in excess of $70,000,000 in the aggregate, Company shall prepay the Loans and the Aggregate 180 Day Commitment shall be permanently reduced in an aggregate amount equal to the product of the excess proceeds received times the Four Facility Commitment
                                        -----
Reduction Fraction.

          (i) Capital Markets Transactions.  No later than two Business Days
              ----------------------------
following the receipt by Company or any of its Subsidiaries of any Net Securities Proceeds, Company shall prepay the Loans and the Aggregate 180 Day Commitment shall be permanently reduced in an aggregate amount equal to the product of such Net Securities Proceeds times (i) until Net Securities Proceeds
                                        -----
in an amount equal to $300,000,000 in the aggregate have been applied to reduce the Aggregate Bridge Commitment, zero (0)% and (ii) thereafter, the Four Facility Commitment Reduction Fraction.

          (j) Calculations of Net Proceeds Amounts; Additional Prepayments and
              ----------------------------------------------------------------
Reductions Based on Subsequent Calculations.  Concurrently with any prepayment
-------------------------------------------
of the Loans pursuant to this Section 2.7, Company shall deliver to Administrative Agent an officer's certificate demonstrating the calculation of the amount of the applicable proceeds or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment. In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such officer's certificate, Company shall promptly make an additional prepayment of the Loans (and the Aggregate 180 Day Commitment shall be permanently reduced in accordance with the applicable subsection of this Section 2.7) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an officer's certificate demonstrating the derivation of the additional amount resulting in such excess.

          (k) Application of Prepayments.  Any mandatory prepayments of the
              --------------------------
Loans pursuant to this Section 2.7 shall be applied first to Base Rate Loans to the full extent thereof before application to Offshore Rate Loans and shall be in addition to, and shall not be applied to reduce, the scheduled Commitment reductions set forth in Section 2.8.

     2.8  Repayment; Scheduled Reductions of Aggregate 180 Day Commitment.
          ------------------------------------------------------------------

          (a) Company shall repay the principal amount of the outstanding Loans on the last day of the Availability Period together with interest thereon.

          (b) The Commitments shall be permanently reduced on the dates set forth below in an amount equal to the product of the correlative amount indicated times the Three Facility Commitment Reduction Fraction:
          -----

                    Date                            Scheduled Reduction
                    ----                            -------------------
          May 25, 2000                               $ 50,000,000
          August 24, 2000                            $ 50,000,000
          November 22, 2000                          $100,000,000
          February 22, 2001                          $ 50,000,000
          May 24, 2001                               $ 50,000,000
          August 23, 2001                            $100,000,000



     2.9  Interest.
          --------

          (a) Subject to Section 2.9(c), each Loan shall bear interest on the outstanding principal amount thereof (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the Closing Date until it becomes due at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be, plus the Applicable Margin (the "Applicable Margin"). The
                 ----                             ---------- ------
initial Applicable Margin, subject to adjustment as provided below, shall be a rate per annum equal to 3.25% for Offshore Rate Loans and 2.00% for Base Rate Loans. If Company has not completed (after the date hereof) one or more Capital Markets Transactions and applied at least $300,000,000 of Net Securities Proceeds therefrom in the aggregate to reduce the Aggregate Bridge Commitment on or prior to January 31, 2001, then effective February 1, 2001, the Applicable Margin shall increase to 4.25% for Offshore Rate Loans and 3.00% for Base Rate Loans. In addition, the Applicable Margin shall increase by an additional 0.25% at the beginning of each subsequent three-month period, commencing May 1, 2001, unless and until Company shall have completed (after the date hereof) one or more Capital Markets Transactions and applied at least $300,000,000 of Net Securities Proceeds therefrom in the aggregate to reduce the Aggregate Bridge Commitment.

          (b) Interest on each Loan shall be payable in arrears on each Interest Payment Date. Interest shall also be payable on the date of any prepayment of Loans pursuant to Section 2.6, 2.7 or 2.8 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during any period when principal of the Loans is due and payable, interest shall be payable on request for such payment by the holders of the Loans.

          (c) While any Event of Default exists, Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law and including post-petition interest in any proceeding under any Debtor Relief Law) on the principal amount of all Loans, at a rate per annum equal to the Default Rate. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be payable upon demand.

          (d) Anything herein to the contrary notwithstanding, the obligations of Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event Company shall pay such Bank interest at the lower of (i) the highest rate permitted by applicable law and (ii) the rates required by this Agreement.

     2.10 Fees. In addition to fees due under other provisions of this
          ----
Agreement:

          (a) Facility Fee.  Company shall pay to Administrative Agent for the
              ------------
account of each Bank pro rata according to its Commitment Percentage, a facility fee equal to 0.25% times the actual daily amount of its Commitment regardless of
                   -----
usage. The facility fee shall accrue at all times from the Closing Date until the Maturity Date, shall be computed on a daily basis, and shall be payable in arrears (i) on the fifth Business Day after the last day of each fiscal quarter, commencing on the first such day after the Closing Date and (ii) on the Maturity Date.

          (b) Unused Commitment Fee.  Company shall pay to Administrative Agent
              ---------------------
for the account of each Bank pro rata according to its Commitment Percentage, an unused commitment fee equal to 0.50% times the actual daily amount by which the
                                     -----
Aggregate 180 Day Commitment exceeds the Outstanding Obligations of all Banks. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date, shall be computed on a daily basis, and shall be payable in arrears (i) on the fifth Business Day after the last day of each fiscal quarter, commencing on the first such day after the Closing Date and (ii) on the Maturity Date. The commitment fee shall accrue at all times, including at any time during which one or more conditions in Article IV are not met.

          (c) Utilization Fee.  Company shall pay to Administrative Agent for
              ---------------
the account of each Bank pro rata according to its Commitment Percentage, a utilization fee equal to 0.25% times the actual daily aggregate principal amount
                               -----
of such Bank's Outstanding Obligations. The utilization fee shall accrue at all times from the Closing Date until the Maturity Date, shall be computed on a daily basis, and shall be payable in arrears (i) on the fifth Business Day of the last day of each fiscal quarter, commencing on the first such day after the Closing Date, and (ii) on the Maturity Date.

          (d) Amendment Fee.  On the Closing Date, Company shall pay to
              -------------
Administrative Agent for the account of each Bank that approves the execution of this Agreement pro rata according to its Commitment Percentage, an amendment fee in an amount equal to 0.50% times the Aggregate 180 Day Commitment. If Company
                            -----
has not completed (after the date hereof) one or more Capital Markets Transactions and applied at least $300,000,000 of Net Securities Proceeds therefrom in the aggregate to reduce the Aggregate Bridge Commitment on or prior to January 31, 2001, on February 1, 2001, Company shall pay to Administrative Agent for the account of each Bank pro rata according to its Commitment Percentage, an additional amendment fee in an amount equal to 2.00% times the
                                                                    -----
Aggregate 180 Day Commitment.

          (e) Agency Fee.  Company shall pay to Administrative Agent an agency
              ----------
fee in such amounts and at such times as set forth in a separate fee letter agreement between Company and Administrative Agent. The agency fee is for services to be performed by Administrative Agent acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to Administrative Agent is solely for its account and is nonrefundable.

          (f) Collateral Agency Fee.  Company shall pay to Collateral Agent a
              ---------------------
collateral agency fee in such amounts and at such times as set forth in a separate fee letter agreement between Company and Collateral Agent. The collateral agency fee is for services to be performed by Collateral Agent acting as Collateral Agent and is fully earned on the date paid. The collateral agency fee paid to Collateral Agent is solely for its accounts and is nonrefundable.

          (g) Other Fees.  Company shall pay Administrative Agent for its own
              ----------
account and/or the account of each Co-Agent such fees in such amounts and at such times as set forth in separate fee letter agreements between Company and Administrative Agent.

     2.11 Computation of Fees and Interest.
          --------------------------------

          (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Administrative Agent will notify Company and Banks of each determination of an Offshore Rate. Any failure by Administrative Agent to give such notice and any failure by Company and any Bank to receive such notice shall not relieve Company of any obligation to pay interest or provide the basis for any claim against Administrative Agent. Administrative Agent shall, upon request made by Company or any Bank from time to time, advise such Person(s) of the relevant applicable Offshore Rate(s).

          (c) Each determination of an interest rate by Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on Company and Banks in the absence of manifest error.

     2.12 Payments by Company.
          -------------------

          (a) All payments (including prepayments) to be made by Company on account of principal, interest, fees and other amounts required hereunder shall be made without set-off or counterclaim and shall be made in Dollars to Administrative Agent for the ratable account of Banks at Administrative Agent's Payment Office. Such payments shall be made in immediately available funds and no later than 11:00 a.m. San Francisco, California time, on the date specified herein. Administrative Agent will promptly distribute to each Bank the amount of its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by Administrative Agent later than 11:00 a.m. San Francisco, California time, shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

          (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, subject to the provisions set forth in the definition of "Interest Period" herein.

          (c) Unless Administrative Agent shall have received notice from Company prior to the date on which any payment is due to Banks hereunder from Company that Company will not make such payment in full, Administrative Agent may assume that Company has made such payment in full to Administrative Agent on such date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Company shall not have made such payment in full to Administrative Agent, each Bank shall repay to Administrative Agent, on request made by Administrative Agent, such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Administrative Agent, at the Federal Funds Rate as in effect for each such day.

     2.13 Payments by the Banks to Administrative Agent.
          ---------------------------------------------

          (a) Unless Administrative Agent shall have received notice from a Bank at least one Business Day prior to the date of any proposed Borrowing (but prior to 10:00 a.m. San Francisco, California time, on the same day with respect to a Borrowing consisting of Base Rate Loans) that such Bank will not make available to Administrative Agent for the account of Company the amount of that Bank's Commitment Percentage of the Borrowing, Administrative Agent may assume that each Bank has made such amount available to Administrative Agent on the Borrowing Date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to Administrative Agent and Administrative Agent in such circumstances has made available to Company such amount, that Bank shall on the next Business Day following such Borrowing Date make such amount available to Administrative Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period.

          (b) A certificate of Administrative Agent submitted to any Bank with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Administrative Agent on the next Business Day following such Borrowing Date, Administrative Agent shall notify Company of such failure to fund and, upon request for payment made by Administrative Agent, Company shall pay such amount to Administrative Agent for Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (c) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.14 Sharing of Payments, etc.  If, other than as expressly contemplated
          -------------------------
elsewhere herein, any Bank shall obtain on account of the Loans made by it or amounts payable in respect of Lender 180 Day Letters of Credit, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in an amount in excess of its Commitment Percentage of payments on account of the Loans or amounts payable in respect of Lender 180 Day Letters of Credit obtained by all the Banks, such Bank shall forthwith (a) notify Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them or amounts payable in respect of Lender 180 Day Letters of Credit as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if
                                                    --------  -------
all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of Company in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this Section and will in each case notify Banks following any such purchases and repayments.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

     3.1  Taxes.
          -----

          (a) Any and all payments by Company to each Bank or Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, Company shall pay all Other Taxes.

          (b) If Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank, or Administrative Agent, then:

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii)   Company shall make such deductions and withholdings;

               (iii) Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) Company shall also pay to each Bank or Administrative Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) Company agrees to indemnify and hold harmless each Bank and Administrative Agent for the full amount of (i) Taxes, (ii) Other Taxes, and
(iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or Administrative Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by Company of Taxes, Other Taxes or Further Taxes, Company shall furnish to each Bank or Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or Administrative Agent.

          (e) Company will not be required to pay any additional amounts in respect of Section 3.1(b) to any Bank or Administrative Agent:

               (i) if such Bank shall have delivered to Company a Form 1001 (or any successor form) pursuant to Section 9.11(a)(i), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by Company hereunder for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001 (or any successor form); or

               (ii) if such Bank shall have delivered to Company a Form 4224 (or any successor form) pursuant to Section 9.11(a)(ii), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by Company hereunder for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224 (or any successor form).

          (f) If, at any time, Company requests any Bank to deliver any forms or other documentation pursuant to Section 9.11(a)(iii), then Company shall, on demand of such Bank through Administrative Agent, reimburse such Bank for any costs and expenses (including Professional Costs) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

          (g) If Company is required to pay additional amounts to any Bank or Administrative Agent pursuant to this Section 3.1, then such Bank or Administrative Agent, as the case may be, shall use its reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or take any other reasonable action so as to eliminate any such additional payment by Company which may thereafter accrue if such change, in the reasonable judgment of such Bank, is not otherwise materially disadvantageous to such Bank or Administrative Agent.

     3.2  Illegality.
          ----------

          (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to Company through Administrative Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies Administrative Agent and Company that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful for such Bank to maintain any Offshore Rate Loan, Company shall, upon receipt of notice of such fact and demand from such Bank (with a copy to Administrative Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loans. If Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

          (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, Company may elect, by giving notice to the Bank through Administrative Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

     3.3  Increased Costs and Reduction of Return.
          ---------------------------------------

          (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation, or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans in an amount deemed material by such Bank, then Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to Administrative Agent), pay to Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation; affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased in an amount deemed material by such Bank as a consequence of its loans, credits or obligations under this Agreement, then, upon request of such Bank (with a copy to Administrative Agent), Company shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     3.4  Funding Losses.  Company agrees to reimburse each Bank and to hold
          --------------
each Bank harmless from any loss, cost or expense which the Bank may sustain or incur as a consequence of:

          (a) any failure of Company to make, on a timely basis, any payment or prepayment of principal of any Offshore Rate Loan (including payments made after any acceleration thereof);

          (b) any failure of Company to borrow, continue or convert a Loan after Company has given (or are deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

          (c) any failure of Company to make any prepayment after Company has given a notice in accordance with Section 2.6;

          (d) any prepayment of an Offshore Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

          (e) any conversion pursuant to Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; or including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained.

     3.5  Inability to Determine Rates.  If Administrative Agent or Majority
          ----------------------------
Banks shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Base Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or that the Offshore Base Rate or the Offshore Rate applicable pursuant to Section 2.9 for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to Banks of funding such Loan, Administrative Agent will forthwith give notice of such determination to Company and each Bank. Thereafter, the obligation of Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until Administrative Agent upon the instruction of Majority Banks revokes such notice in writing.

Upon receipt of such notice, Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by Company. If Company does not revoke such notice, Banks shall make, convert or continue the Loans, as proposed by Company, in the amount specified in the applicable notice submitted by Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

     3.6  Reserves on Offshore Rate Loans.  Company shall pay to each Bank, as
          -------------------------------
long as such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive) (without duplication for such costs included in the computation of the Offshore Rate), payable on each date on which interest is payable on such Loan provided Company shall have received at least 15 days' prior written notice (with a copy to Administrative Agent) of such additional sums from the Bank. Each such notice from a Bank shall set forth in reasonable detail (as determined by the Bank) the basis for such additional sums. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional sums shall be payable 15 days from receipt of such notice.

     3.7  Certificates of Banks.  Any Bank claiming reimbursement or
          ---------------------
compensation pursuant to this Article shall deliver to Company (with a copy to Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on Company in the absence of manifest error. Each certificate submitted under this Section may not claim reimbursement or compensation for a period earlier than 30 days prior to the date of such certificate unless interpretation of the law or regulation or the guideline or request in question is retroactive in effect in which case the certificate can cover such retroactive period.

     3.8  Substitution of Banks.  Upon receipt by Company from any Bank of a
          ---------------------
claim for compensation under Section 3.1, 3.2, 3.3 or 3.6 (each such Bank an "Affected Bank"), Company may: (a) request the Affected Bank to use its
--------------
reasonable efforts without incurring any material expense to obtain a Replacement Bank; (b) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (c) designate a Replacement Bank. Any assignment to a Replacement Bank pursuant to this Section shall be pursuant to an Assignment and Acceptance in compliance with Section 10.8 including payment of the processing fee to Administrative Agent (except to the extent that there is any conflict between the provisions of this Section and Section 10.8, in which case the provisions of this Section shall control). If Bank of America is the Affected Bank, it may, at its sole option, resign as Administrative Agent or Collateral Agent. Notwithstanding the provisions of Section 9.9 or 9.10, any resignation as Administrative Agent or Collateral Agent by Bank of America under this Section shall take effect upon delivery of Bank of America's written resignation to Company and Banks without necessity of further action or lapse of time.

     3.9  Survival.  The agreements and obligations of Company in this Article
          --------
shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

     4.1  Condition to Closing . The effectiveness of this Agreement is subject
          ---------------------
to the following conditions:

          (a) Administrative Agent shall have received, on or before the Closing Date, all of the following documents, in form and substance reasonably satisfactory to Administrative Agent and Majority Banks:

              (i)    Loan Documents.  Originals of the Loan Documents to which
                     --------------
     Company is a party executed by Company.

              (ii)   Organization Documents.  Copies of the Organization
                     ----------------------
     Documents of each Borrower Party, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Borrower Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date.

              (iii)  Resolutions; Incumbency.
                     -----------------------

                     (A) Copies of the resolutions of the board of directors of each Borrower Party (or an authorized committee thereof) approving and authorizing the execution, delivery, and performance by such Borrower Party of the Loan Documents to which such Borrower Party is a party, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Borrower Party.

                     (B) A certificate of the Secretary or an Assistant Secretary of each Borrower Party certifying, as of the Closing Date, the names and true signatures of the officers of such Borrower Party authorized to execute and deliver, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder.

              (iv)   Opinions.  Opinions of Wachtell, Lipton, Rosen, & Katz,
                     --------
     special counsel to Company, Albert F. Moreno Esq., Senior Vice President and General Counsel of Company, and Legal Strategies Group, dated the Closing Date, and addressed to Administrative Agent and Banks, in form and substance reasonably satisfactory to Banks.

              (v)    Closing Certificates from Company.  A certificate from the
                     ---------------------------------
     president, the chief financial officer, or the treasurer of Company, dated as of the Closing Date, substantially in the form of Exhibit V.
                                                          ---------

              (vi)   No Material Adverse Effect.  There has occurred since
                     --------------------------
     November 28, 1999, as reflected in the draft consolidated financial statements delivered on January 24, 2000 and the accompanying draft notes, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

              (vii)  Security Interests in Collateral.  Evidence satisfactory
                     --------------------------------
     to Administrative Agent that Borrower Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in subsections (B), (C) and (D) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Banks, a valid and (upon such filing and recording) perfected Lien on the Collateral. Such actions shall include the following:

                     (A)  Stock Certificates and Instruments.  Delivery to
                          ----------------------------------
          Administrative Agent of (1) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all Capital Stock pledged pursuant to the Pledge and Security Agreement and (2) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

                     (B)  Lien Searches and UCC Termination Statements. Delivery
                          --------------------------------------------
          to Administrative Agent of (1) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Borrower Party, together with copies of all such filings disclosed by such search, and (2) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

                     (C)  UCC Financing Statements and Fixture Filings. Delivery
                          --------------------------------------------
          to Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Borrower Party with respect to all personal and mixed property Collateral of such Borrower Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents; and

                     (D   Intellectual Property Filings.  Delivery to
                          -----------------------------
          Administrative Agent of all cover sheets or other documents or instruments required to be filed with the United States Patent and Trademark Office in order to create or perfect Liens in respect of any IP Collateral.

              (viii)  Foreign Subsidiaries.  Copies of the Organization
                      --------------------
       Documents of each Pledged Foreign Subsidiary.

              (ix)    Financial Statements.  A copy of a draft of the unaudited
                      --------------------
       (A) consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of the fiscal year ended November 28, 1999,
       (B) related consolidated and consolidating statements of income of Company and its Subsidiaries for such fiscal year and (C) related consolidated statement of cash flows of Company and its Subsidiaries for such fiscal year.

              (x)     Evidence of Insurance.  A certificate from Company's
                      ---------------------
       insurance broker or other evidence satisfactory to Administrative Agent that all insurance required to be maintained pursuant to Sections 5.16 and 6.6 is in full force and effect.

              (xi)    Financial Plan. A consolidated plan and financial forecast
                      --------------
       for fiscal years 2000 and 2001 including (A) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such fiscal year and for each month of fiscal year 2000 and each quarter of fiscal year 2001, together with a pro forma calculation of compliance with Sections 7.6,
       7.7 and 7.8 for each quarter of each such fiscal year, and (B) such other information as Administrative Agent may reasonably request.

              (xii)   Intercreditor Agreement.  Executed copies of the
                      -----------------------
       Intercreditor Agreement.

              (xiii)  Other Credit Facilities.  Executed copies of the Bridge
                      -----------------------
       Credit Agreement, the Amended and Restated 1997 364 Day Credit Agreement, and the 1997 Second Amended and Restated Credit Agreement, together with evidence satisfactory to Administrative Agent that all conditions precedent to the effectiveness of such agreements have been satisfied.

              (xiv)   Other Documents.  Such other approvals, opinions,
                      ---------------
       documents or materials as Administrative Agent or any Bank may reasonably request.

         (b)  Representations and Warranties.  The representations and
              ------------------------------
warranties made by Company herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the Closing Date.

         (c)  Existing Receivables Facility.  On the Closing Date, LSFLLC shall
              -----------------------------
have (i) repurchased all accounts receivable sold under the Existing Receivables Purchase Agreement, (ii) terminated any commitments to purchase any accounts receivable or make other extensions of credit thereunder, and (iii) delivered to Administrative Agent all documents or instruments necessary to assign to LSFLLC all financing statements filed in respect of transactions under the Existing Receivables Purchase Agreement. In addition, the Levi Strauss Receivables Transfer Agreement dated as of April 28, 1999 among Company, Levi Strauss Financial Center Corporation and Levi Strauss Funding Corp. shall have been terminated.

         (d) Payment of Fees.  On the Closing Date, Administrative Agent shall
             ---------------
have received evidence of payment by Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date pursuant to the terms of this Agreement, together with Professional Costs of Bank of America, to the extent invoiced prior to or on the Closing Date; including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 10.4.

         (e) LSFLLC.  LSFLLC shall have entered into a Receivables Transfer
             ------
Agreement with Levi Strauss Financial Center Corporation similar to the Receivables Transfer Agreement between Levi Strauss Financial Center Corporation and Levi Strauss Funding Corp. and Administrative Agent shall have received duly executed UCC financing statements for filing in all appropriate jurisdictions.

    4.2  Conditions to Each Borrowing, Issuance of Lender 180 Day Letter of
         ------------------------------------------------------------------
Credit.  The obligation of each Bank to make any Loan to be made by it
------
(including its initial Loan), and of each Issuing 180 Day Lender to issue any Lender 180 Day Letter of Credit, is subject to the satisfaction of the following conditions precedent on the relevant disbursement date:

         (a) Notice.  As to any Loan, Administrative Agent shall have received
             ------
a Notice of Borrowing and as to any Lender 180 Day Letter of Credit, Administrative Agent shall have received a Letter of Credit Application;

         (b) Continuation of Representations and Warranties.  The
             ----------------------------------------------
representations and warranties made by Company and contained in Article V shall be true and correct in all material respects on and as of each disbursement date with the same effect as if made on and as of such disbursement date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date);

         (c) No Existing Default.  No Default or Event of Default shall exist
             -------------------
or shall result from such Borrowing, the issuance of such Lender 180 Day Letter of Credit; and

         (d) Total Utilization of Commitments.  After giving effect to the
             ---------------------------------
proposed Borrowing or the issuance of the proposed Lender 180 Day Letter of Credit, as the case may be, (i) the sum of (A) the Total Utilization of Commitments and (B) the Total Amount of Unsecured Debt shall not exceed the Aggregate Total Commitments and (ii) the Total Utilization of 180 Day Commitments shall not exceed the Aggregate 180 Day Commitment.

Each Notice of Borrowing and each Letter of Credit Application submitted by Company hereunder shall constitute a representation and warranty by Company hereunder, as of the date of each such application, request, notice, and disbursement date that the conditions in Section 4.2 are satisfied.

    4.3  Conditions Subsequent.  No later than the day following the Closing
         ---------------------
Date, Administrative Agent shall have received all of the following documents, in form and substance satisfactory to Administrative Agent and Majority Banks:

          (a)  Loan Documents.  Originals of the Guaranty and the Pledge and
               --------------
Security Agreement executed by all Material Domestic Subsidiaries; and

          (b)  Opinions.  An opinion of Wachtell, Lipton, Rosen & Katz, special
               --------
counsel to Company, and Albert F. Moreno, Esq., Senior Vice President and General Counsel of Company, dated the Subsequent Closing Date, addressed to Administrative Agent and Banks, in form and substance reasonably satisfactory to Banks.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Company represents and warrants to Administrative Agent and each Bank that:

     5.1  Organization, Powers, Good Standing, Business, Ownership of
          -----------------------------------------------------------
Subsidiaries and Capitalization.
-------------------------------

          (a)  Organization and Powers.  Each Borrower Party is a corporation
               -----------------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in Schedule 5.1(a) and has all
                                              ---------------
requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document, to issue the Notes (in the case of Company) and to carry out the transactions contemplated hereby and thereby.

          (b)  Good Standing.  Each Borrower Party is duly qualified to do
               -------------
business and is in good standing wherever necessary to carry on its respective present business and operations, except in jurisdictions in which the failure to be so qualified or to be in good standing has not had and will not have a Material Adverse Effect.

          (c)  Conduct of Business.  Company and its Subsidiaries, considered
               -------------------
together, are engaged only in businesses related or incidental to the manufacture and sale of clothing and accessories and the LOS/DOS Business.

          (d)  Common Stock of Company  All of the issued and outstanding shares
               -----------------------
of Capital Stock of Company and each of its Subsidiaries have been duly and validly issued and are fully paid and non-assessable.

          (e)  Restricted Subsidiaries.  As of the Closing Date, the only
               -----------------------
Restricted Subsidiaries are those listed on Schedule 5.1(e).
                                            ---------------

          (f)  Organizational Structure.  As of the Closing Date, the
               ------------------------
organizational structure of Company and its Subsidiaries is set forth on
Schedule 5.1(f).
---------------

          (g)  Material Subsidiaries.  As of the Closing Date, all Material
               ---------------------
Subsidiaries are listed on Schedule 5.1(g).  As of the end of each fiscal
                           ---------------
quarter, the aggregate gross revenues of the Subsidiaries of Company not constituting Material Subsidiaries for the preceding four fiscal quarter period shall not be more than 1% of the aggregate gross revenues of Company and its Subsidiaries on a consolidated basis for such period.

     5.2  Authorization of Borrowing, etc.
          --------------------------------

          (a) Authorization of Borrowing.  The execution, delivery and
              --------------------------
performance by each Borrower Party of each Loan Document to which it is a party and the issuance, delivery and payment of the Notes by Company as contemplated herein have been duly authorized by all necessary corporate action by such Borrower Party. Each of the Loan Documents (other than the Notes) to which any Borrower Party is a party has been duly executed and delivered by such Borrower Party, and the Notes, when executed and delivered, will be duly executed and delivered by Company.

          (b) No Conflict.  The execution, delivery and performance by each
              -----------
Borrower Party of each Loan Document to which it is a party and the issuance, delivery and performance of the Notes by Company do not and will not (i) violate any Borrower Party's Organization Documents or any order, judgment or decree of any court or other Governmental Authority binding on any Borrower Party, (ii) conflict with, result in a breach of, constitute a default under, or require the termination of, any Contractual Obligation of any Borrower Party, except where such conflicts, breaches, defaults and terminations, in the aggregate, would not have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of any Borrower Party (other than pursuant to the Collateral Documents), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Borrower Party except for such approvals or consents which will be obtained on or before the Closing Date or where the failure to obtain such approvals and consents would not, in the aggregate, have a Material Adverse Effect.

          (c) Governmental Consents.  The execution, delivery and performance by
              ---------------------
Borrower Parties of the Loan Documents, the application of the proceeds of the Loans and the issuance, delivery and performance of the Notes by Company do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except actions which are required due to a change in applicable law after the date hereof and which have been or will be duly taken within the time period prescribed by any such law.

          (d) Binding Obligation.  Each of the Loan Documents (other than the
              ------------------
Notes) to which any Borrower Party is a party is, and the Notes, when executed and delivered, will be, the legally valid and binding obligations of such Borrower Party, enforceable against such Borrower Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, whether enforcement is sought in a proceeding at law or in equity.

     5.3  Financial Condition.  On January 24, 2000, Company delivered to
          -------------------
Administrative Agent a draft of its unaudited financial statements for its fiscal year ending November 28, 1999 and the accompanying draft notes. The foregoing financial statements were prepared in conformity with GAAP, and fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows of Company and its Subsidiaries for the period covered thereby, subject, to changes resulting from audit and normal year-end adjustments. As of the date of this

Agreement, Company and its Subsidiaries, taken as a whole, have no material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the unaudited financial statements for its fiscal year ending November 28, 1999, the notes thereto, or the most recent financial statements delivered pursuant to
Section 6.1 (if any), and which is required by GAAP to be reflected therein. Since November 28, 1999, there has been no event or circumstance which has a Material Adverse Effect.

     5.4  Title to Properties; Liens.  Each of Company and its Subsidiaries has
          --------------------------
good, sufficient and legal title to all of its respective properties and assets reflected in the balance sheets referred to in Section 5.3 or in the most recent financial statements delivered pursuant to Section 6.1 (if any), except for assets acquired or disposed of in the ordinary course of business since the date of such balance sheet and assets disposed of where such disposition would not be prohibited by Sections 7.3 and 7.4 and except for those imperfections of title which would not in the aggregate have a Material Adverse Effect. Except as permitted under Section 7.2, all such properties and assets are free and clear of Liens. As of the Closing Date, the only Principal Properties are those listed on Schedule 5.4. As of the Closing Date, all domestic real property that
          -------------
is owned or leased by Company and its Subsidiaries is listed on Schedule 5.4.
                                                                ------------

     5.5  Litigation; Adverse Facts.  Except as to any confidential governmental
          -------------------------
proceeding of which Borrower Parties are unaware, there is no action, suit, proceeding, claim or dispute (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any Governmental Authority, pending or, to the knowledge of any Borrower Party, threatened in writing against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries, which any Borrower Party reasonably expects to (a) result in any Material Adverse Effect, or (b) materially and adversely affect the ability of any Borrower Party to perform the Obligations or the ability of Banks to enforce the Obligations. Neither Company nor any of its Subsidiaries is (i) in violation of any applicable Requirement of Law which (as to all such violations in the aggregate) would have a Material Adverse Effect, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule, or regulation of any Governmental Authority, domestic or foreign, which (as to all such matters in the aggregate) would have a Material Adverse Effect. There is no action, suit or proceeding pending or, to the knowledge of any Borrower Party, threatened in writing against or affecting Company or any of its Subsidiaries which challenges the validity or the enforceability of this Agreement, the Notes or the other Loan Documents.

     5.6  Payment of Taxes.  All federal and state tax returns and reports of
          ----------------
Company and each of its Subsidiaries required to be filed by such Person, where the failure to file such returns or reports would have a Material Adverse Effect, have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are due and payable, where the failure to pay such amounts when due and payable would in the aggregate have a Material Adverse Effect, have been paid when due and payable. No Borrower Party knows of any proposed tax assessment against Company or any of its Subsidiaries that would have a Material Adverse Effect which is not being actively contested in good faith by the applicable corporation to the extent affected thereby (and as to which any provision therefor required pursuant to Section 6.5 has been made).

     5.7  Materially Adverse Agreements; Performance.
          ------------------------------------------

          (a) Agreements.  Neither Company nor any of its Subsidiaries is a
              ----------
party to or subject to any material agreement or instrument or charter or other internal restriction which (in the aggregate as to all such matters) would have a Material Adverse Effect.

          (b) Performance.  Neither Company nor any of its Subsidiaries is in
              -----------
default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of Company or any of its Subsidiaries, nor will any default result from the consummation of this Agreement or any of the other Loan Documents, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

     5.8  Governmental Regulation.  Neither Company nor any of its Material
          -----------------------
Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, any state public utilities code or to any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

     5.9  ERISA Compliance.  Except as specifically disclosed in Schedule 5.9:
          ----------------                                       ------------

          (a) And except as would not have a Material Adverse Effect, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of any Borrower Party, nothing has occurred which would cause the loss of such qualification. Company and each ERISA Affiliate have made all required contributions to any Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of any Borrower Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event that requires notice to be given to the PBGC has occurred or is reasonably expected to occur; (ii) no Pension Plan has a Funded Current Liability Percentage of less than 90%; (iii) neither Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); and (iv) neither Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan.

     5.10  Environmental Matters.  Company and each of its Subsidiaries conducts
           ---------------------
in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof each Borrower Party has reasonably concluded that, except as specifically disclosed in Schedule 5.10, such
                                                    -------------
Environmental Laws and Environmental Claims are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

     5.11  Compliance With Laws.  Each of Company and its Subsidiaries is in
           --------------------
compliance with all Requirements of Law applicable to their properties, assets and business where the failure to so comply would (as to all such failures to comply in the aggregate) have a Material Adverse Effect. There are no proceedings pending or, to the knowledge of any Borrower Party, threatened in writing, to terminate or modify any license, permit or other approval issued by a Governmental Authority, the termination or modification of which (in the aggregate as to all such matters) would have a Material Adverse Effect.

     5.12  Regulation U.  None of Company nor any of its Subsidiaries is engaged
           ------------
principally, nor as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X of the Federal Reserve Board.

     5.13  Disclosure.  No representation or warranty of any Borrower Party
           ----------
contained in this Agreement or any other document, certificate or written statement furnished to Administrative Agent or any Bank by any Borrower Party for use in connection with any transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits to state or will omit to state a material fact known to such Borrower Party necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     5.14  Matters Relating to Collateral.
           ------------------------------

           (a) The execution and delivery of the Collateral Documents by Borrower Parties, together with (i) the actions taken on or prior to the date hereof pursuant to Sections 4.1(a)(vii) and 4.1(a)(viii), (ii) the actions taken pursuant to Sections 6.9 and 6.11, and (iii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Banks, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected Lien on all of the Collateral, a security interest in which may be perfected by filing in the United States or possession, and all filings and other actions necessary or desirable to perfect and maintain the perfection of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

          (b) No authorization, approval or other action by, and no notice to or filing with, any Government Authority in the United States is required for either (i) the pledge or grant by any Borrower Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents, or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by Section 5.14(a) and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities .

          (c) The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          (d) All information supplied to Administrative Agent by or on behalf of any Borrower Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

     5.15 Intangible Assets.  Company and its Subsidiaries own, or possess the
          -----------------
right to use, all trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets that are used in the conduct of their respective businesses as now operated, and none of such items, to the best knowledge of any Borrower Party, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person, to the extent that such failure to own or possess or such conflict has a Material Adverse Effect.

     5.16 Insurance.  The properties of Company and its Subsidiaries are insured
          ---------
with financially sound and reputable insurance companies not Affiliates of Company or with Majestic Insurance International Ltd., a wholly-owned Subsidiary of Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Company and its Subsidiaries operate. From and after the date that is 30 days following the Closing Date, property, general liability, business interruption and automobile insurance policies shall name Collateral Agent for the benefit of Banks as an additional insured thereunder as its interests may appear and, in the case of property insurance, contain a loss payable subsection or endorsement, satisfactory in form and substance to Administrative Agent, that names Collateral Agent for the benefit of Banks as the loss payee thereunder for any covered loss with respect to the Collateral, as appropriate. Insurance policies shall provide for at least 30 days prior written notice to Administrative Agent of any material modification or cancellation of such policy.

     5.17 Year 2000.  Company has (a) initiated a review and assessment of all
          ---------
areas within its and each of its Subsidiaries' business and operations (including those affected by customers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications and devices containing imbedded computer chips used by Company or any of its Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and
(c) to date, implemented that plan in accordance with that timetable. Based on the foregoing, Company believes that all computer applications and devices containing imbedded computer chips (including those of its and its Subsidiaries' customers and vendors) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so does not have a Material Adverse Effect.

     5.18 Solvency.  Each Borrower Party is and, upon the incurrence of any
          --------
Obligations by such Borrower Party on any date on which this representation is made, will be, Solvent.

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Company covenants and agrees that, until full and final payment of all Loans and other Obligations, unless Majority Banks waive compliance in writing, Company shall, and shall (except in the case of Company's reporting covenants) cause each of its Subsidiaries to, perform and comply with all covenants in this Article.

     6.1  Financial Statements and Other Reports.
          --------------------------------------

          (a) Company shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Company or any of its subsidiaries. Company shall deliver to Administrative Agent for distribution to Banks:

               (i) as soon as practicable and in any event within 30 days after the end of each fiscal month, a copy of the consolidated and consolidating balance sheets of Company and its Subsidiaries, as at the end of such period, the related consolidated and consolidating statement of income of Company and its Subsidiaries for such fiscal month and for the fiscal year to date, and the related consolidated statement of cash flows of Company and its Subsidiaries for such fiscal month and for the fiscal year to date, certified by the chief financial officer, treasurer or controller of Company as fairly presenting the financial condition of Company and its Subsidiaries in all material respects as at the dates indicated and the results of their operations and changes in cash flows for the periods indicated in accordance with GAAP, except for the absence of footnotes and subject to changes resulting from audit and normal year-end adjustment;

               (ii) as soon as practicable and in any event within 45 days after the end of each of the first three fiscal quarters of the fiscal year, a copy of the consolidated and consolidating balance sheets of Company and its Subsidiaries, as at the end of such period, the related consolidated and consolidating statement of income of Company and its Subsidiaries for such fiscal quarter and for the fiscal year to date, and the related consolidated statement of cash flows of Company and its Subsidiaries for such fiscal quarter and for the fiscal year to date, certified by the chief financial officer, treasurer or controller of Company as fairly presenting the financial condition of Company and its Subsidiaries in all material respects as at the dates indicated and the result results of their operations and changes in cash flows for the periods indicated in accordance with GAAP, except for the absence of footnotes and subject to changes resulting from audit and normal year-end adjustment;

               (iii) as soon as practicable and in any event within 90 days after the end of each fiscal year, a copy of the consolidated and consolidating balance sheets of Company and its Subsidiaries, as at the end of such year, the related consolidated and consolidating statements of income of Company and its Subsidiaries for such fiscal year and the related consolidated statements of stockholders' equity and cash flows of Company and its Subsidiaries for such fiscal year, accompanied by a report thereon of and a letter from Arthur Andersen LLP or other independent public accountants of recognized national standing selected by Company and satisfactory to Majority Banks substantially in the form of Exhibit IX, which report shall be unqualified as to going concern
            ----------
and scope of audit and shall state that such consolidated financial statements present fairly in all material respects the financial position of Company and its Subsidiaries as at the dates indicated and the results of operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

               (iv) together with each delivery of any financial statements pursuant to Section 6.1(a)(ii) or 6.1(a)(iii) a Compliance Certificate from Company executed by a Responsible Officer, stating that the signer does not have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes a Default or Event of Default, or, if any such condition or event existed at such date or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto, and demonstrating in reasonable detail compliance during or at the end of such accounting periods, as applicable, with Sections 7.1, 7.2, 7.3, 7.6, 7.7, 7.8, 7.11 and 7.16; and, should there be any material change in GAAP as in effect as of the Closing Date, such Compliance Certificate shall include computations setting forth reconciliation of the items used in computing compliance with the covenants under this Agreement by reason of the differences between GAAP used in the preparation of such financial statements and GAAP as in effect as of the Closing Date;

               (v) concurrently with the delivery of the financial statements referred to in Section 6.1(a)(iii), a certificate of Company's independent certified public accountants certifying such financial statement and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default hereunder or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

               (vi) as soon as practicable and in any event no later than 10 Business Days after the end of each fiscal month, a cash flow forecast for Company and its Subsidiaries for the then following 13 weeks and a report setting forth the cash flows of Company and its Subsidiaries for the prior 13 weeks, together with an explanation of any material variance between those results and the results previously projected for those 13 weeks;

              (vii) (A) as soon as practicable and in any event no later than 10 Business Days after the end of each fiscal month, (1) a report setting forth the details of (y) any Lender Derivative/FX Contract to which Company or FinServ is a party, including the Termination Value of any such Lender Derivative/FX Contract, and (z) all other outstanding unsecured Indebtedness of Company or any of its Subsidiaries (including any letters of credit (other than Lender Bridge Letters of Credit and Lender 180 Day Letters of Credit) issued for the benefit of Company and its Subsidiaries) incurred in accordance with Section 7.1(r), and
(2) information with respect to all other Derivative/FX Contracts to which Company or any of its Subsidiaries is a party, and (B) promptly upon request, any other information concerning such Derivative/FX Contracts reasonably requested by Administrative Agent;

              (viii) as soon as practicable and in any event no later than 30 days after the end of fiscal year 2000, a consolidated plan and financial forecast for fiscal year 2001 including (A) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such fiscal year and for each month of such fiscal year, together with a pro forma calculation of compliance with
                             ---------
Sections 7.6, 7.7 and 7.8 for each quarter of such fiscal year and an explanation of the major assumptions on which such forecasts are based, and (B) such other information as Administrative Agent may reasonably request;

              (ix) promptly after the same are available, copies of each annual report or proxy statement sent to the stockholders of Company, and copies of all annual, regular, periodic and special reports and registration statements which Company may file or, if Company were subject to the Exchange Act, would be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

              (x) promptly upon any Responsible Officer of Company obtaining knowledge of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Bank has given any written notice of a claimed Default or Event of Default, a certificate from Company, executed by a Responsible Officer of Company, specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken, and the nature of such claimed Default or Event of Default, event or condition, and what action Company has taken, is taking, and proposes to take with respect thereto;

              (xi) promptly upon any Responsible Officer of Company obtaining knowledge of (A) the institution of, or non-frivolous threat of, any material action, suit, proceeding or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed in writing by Company to Administrative Agent, or (B) any material development in any action, suit, proceeding or arbitration already disclosed, and in each case Company reasonably expects such institution, threat, or material development to result in any Material Adverse

     Effect or materially and adversely to affect the ability of Company and its Subsidiaries, taken as a whole, to perform the Obligations or the ability of Banks to enforce the Obligations, Company shall promptly give notice thereof to Administrative Agent and provide such other information (excluding communications covered by the attorney-client privilege) as may be reasonably requested by Administrative Agent or a Bank to enable their counsel to evaluate such matters;

              (xii) promptly upon any Responsible Officer of Company becoming aware of its occurrence, notice of any of the following events affecting Company or any ERISA Affiliate (but in no event more than 10 days after such event), and such Responsible Officer shall also deliver to Administrative Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to Company or any ERISA Affiliate with respect to such event:

                     (A)  an ERISA Event;

                     (B) a decrease in the Funded Current Liability Percentage for any Pension Plan at the end of any fiscal quarter to less than 90%; or

                     (C) any significant change in the status of any item disclosed on Schedule 5.9;
                       ------------

              (xiii) promptly upon receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Company by independent accountants in connection with the accounts or books of Company or any of its Subsidiaries, or any audit of any of them;

              (xiv) promptly upon any discovery or determination that any computer application (including those of its suppliers and vendors) that is material to the business and operations of Company or any of its Subsidiaries will not be Year 2000 Compliant on a timely basis, except to the extent that such failure does not have a Material Adverse Effect, a notice thereof; and

              (xv) promptly upon any Responsible Officer of Company becoming aware of its occurrence, a notice of any material change in accounting policies or financial reporting practices by Company or any of its Subsidiaries.

          (b) Company will deliver to Administrative Agent for distribution to each Bank together with the Compliance Certificate required under subsection
(iv) of subsection (a) of this Section, a copy of all press releases and other statements made available generally by Company to the public during the period covered by the Compliance Certificate. The press releases and such other statements covered by this subsection are those which concern material developments in the business of Company and its Subsidiaries taken as a whole.

          (c) Company will deliver to Administrative Agent for distribution to each Bank copies of material financial and other information as Administrative Agent or Majority Banks may reasonably request from time to time.

     6.2  Corporate Existence, etc.  Except as permitted by Section 7.4, Company
          -------------------------
shall, and shall cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business and its goodwill except where the failure to do so would not in the aggregate have a Material Adverse Effect.

     6.3  Compliance With Laws, etc.  Company shall, and shall cause each of its
          --------------------------
Subsidiaries, to comply with the requirements of each applicable Requirement of Law, including all laws relating to environmental, health, safety and land use matters applicable to any property, except where the failure to do so would not in the aggregate have a Material Adverse Effect.

     6.4  Compliance with Agreements.  Company shall, and shall cause each of
          --------------------------
its Subsidiaries to, promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual
                                             ------
Obligations (a) the performance of which would cause a Default or Event of Default, (b) then being contested by any of them in good faith by appropriate proceedings, or (c) if the failure to comply therewith does not have a Material Adverse Effect.

     6.5  Payment of Taxes and Claims.  Company shall, and shall cause each of
          ---------------------------
its Subsidiaries to pay, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges not exceeding $5,000,000 in the aggregate) imposed upon any of them or any of their properties or assets or in respect of any of their franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums (other than claims not exceeding $5,000,000 in the aggregate) which have become due and payable and which by law have or may become a Lien upon any of their properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such governmental charge or
                               --------
claim need be paid if it is being contested in good faith by appropriate proceedings and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     6.6  Maintenance of Properties; Insurance.
          ------------------------------------

          (a) Company shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, if the failure to perform such actions would in the aggregate have a Material Adverse Effect. Company shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained, through self-insurance or with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, if the failure to do so would (as to all such failures in the aggregate) have a Material Adverse Effect. From and after the date that is 30 days following the Closing Date, property, general liability, business interruption and automobile insurance policies shall (i) name Collateral Agent for the benefit of Banks as an additional insured thereunder with respect to all Collateral as its interests may appear and, in the case of property insurance, (ii) contain a loss payable subsection or endorsement, satisfactory in form and substance to Administrative Agent, that names Collateral Agent for the benefit of Banks as the loss payee thereunder for any covered loss with respect to all Collateral, as appropriate. Insurance policies shall provide for at least 30 days prior written notice to Administrative Agent of any material modification or cancellation of such policy.

          (b) Upon receipt by Company or any of its Subsidiaries of any insurance proceeds constituting Net Insurance Proceeds, (i) so long as no Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance Proceeds for working capital purposes, in the case of business interruption insurance proceeds, or to pay or reimburse the costs of repairing, restoring or replacing the assets (or substantially similar assets) in respect of which such Net Insurance Proceeds were received or, to the extent not so applied, as provided in Section 2.7, and (ii) if an Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance Proceeds as provided in Section 2.7.

     6.7  Inspection.
          ----------

          (a) Company shall, and shall cause each of its Subsidiaries to, (i) permit any authorized representatives designated by a Bank, at the expense of that Bank, to visit and inspect any of the properties of Company or any of its Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested, and (ii) following the occurrence and during the continuation of an Event of Default, permit any authorized representatives designated by a Bank, at the expense of Company, to visit and inspect any of the properties of Company or any of its Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with their officers and independent public accountants, immediately upon request by Administrative Agent.

          (b) Company shall, and shall cause each of its Subsidiaries to, permit E & Y Restructuring LLC and its affiliates, at the expense of Company, to have access to and review their financial and accounting records in connection with the services to be performed by E & Y Restructuring LLC for Banks and to discuss their affairs, finances and accounts. The scope of such services shall be determined by Banks from time to time and shall include a monthly review during the first six months following the Closing Date (including a review of all Derivative/FX Contracts) and a quarterly review thereafter. Banks agree that provided no Event of Default has occurred and is continuing, the Professional
--------
Costs for the services of E & Y Restructuring LLC for which Company shall be liable shall not exceed $600,000 in the aggregate plus all related expenses.
                                                  ----
Information acquired by a Bank pursuant to this Section shall be subject to the confidentiality provisions of Section 10.9.

     6.8  Use of Proceeds.  Company shall use the proceeds of the Loans solely
          ---------------
for repayment of all obligations under the Existing Receivables Purchase Agreement and for working capital and other general corporate purposes and not in contravention of any applicable Requirement of Law.

     6.9  Execution of Guaranty and Collateral Documents by Additional
          ------------------------------------------------------------
Subsidiaries.
------------

          (a) In the event that any Person becomes a Material Domestic Subsidiary after the date hereof, Company will notify Administrative Agent of that fact and cause such Material Domestic Subsidiary to execute and deliver to Administrative Agent a counterpart of the Guaranty and the Pledge and Security Agreement, and to take all such further actions and execute such further documents and instruments as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Collateral Agent, for the benefit of Banks, a valid and perfected Lien on the assets of such Material Domestic Subsidiary described in the applicable Collateral Documents within 30 days of such Person becoming a Material Domestic Subsidiary; provided, however,
                                                             --------  -------
that neither Company nor any of its Subsidiaries shall be required to grant Liens on any Principal Property, the Capital Stock of a Restricted Subsidiary or any Indebtedness of or issued by a Restricted Subsidiary.

          (b) Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Organization Documents, together with a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Subsidiary as to (A) the fact that the attached resolutions of the board of directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (B) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and
(iii) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (A) the due organization and good standing of such Subsidiary, (B) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (C) the enforceability of such Loan Documents against such Subsidiary, and (D) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

          (c) In the event that (i) Company or any Material Domestic Subsidiary acquires any fee interest or leasehold interest in real property after the date hereof or (ii) at the time any Person becomes a Material Domestic Subsidiary, such Person owns or holds any fee interest or leasehold interest in real property, Company or such Material Domestic Subsidiary will notify Administrative Agent of that fact and deliver, or cause such Material Domestic Subsidiary to, execute and deliver to Administrative Agent, within 30 days of such Person acquiring such Property or becoming a Material Domestic Subsidiary, as the case may be, a fully executed and notarized Mortgage, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Borrower Party in such Property, and the opinions, appraisals, documents, title insurance, environmental reports described in Section 6.11(a) or that may be reasonably required by Administrative Agent; provided, however, that neither Company nor
                                  --------  -------
any of its Subsidiaries shall be required to grant Liens on any Principal Property.

     6.10 Compliance with ERISA.  Company shall and shall cause each of its
          ---------------------
Subsidiaries and their respective ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     6.11 Post Closing Actions.
          --------------------

          (a)  Real Estate.
               -----------

               (i) On or prior to the date that is 60 days after the Closing Date, Company shall have delivered to Administrative Agent:

                    (A) Fully executed and notarized Mortgages in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the Property listed on Schedule 6.11(a)(i);
                                                            -------------------

                    (B) An opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which any such Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

                    (C) (1) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by a title company satisfactory to Administrative Agent with respect to the Property listed on Schedule 6.11(a)(i), in amounts not less than the respective
                    -------------------
          amounts designated therein with respect to any particular Property, insuring fee simple title to each such Property vested in Company and assuring Administrative Agent that the applicable Mortgage creates valid and enforceable mortgage Liens on the respective Property encumbered thereby subject only to a standard survey exception, which policies (y) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (z) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (2) evidence satisfactory to Administrative Agent that Company has delivered to the title company all certificates and affidavits required by the title company in connection with the issuance of the policies and paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company in connection with the issuance of the policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages in the appropriate real estate records;

                     (D) With respect to each Property listed on Schedule
                                                                --------
          6.11(a)(i), a title report issued by the title company with respect
          ----------
          thereto, dated not more than 30 days prior to the Closing Date and satisfactory in form and substance to Administrative Agent;

                     (E) Copies of all recorded documents listed as exceptions to title or otherwise referred to in the policies or in the title reports delivered pursuant to subsection (D); and

                     (F) (1) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether any Property is a Flood Hazard Property and the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program; (2) if there are any such Flood Hazard Properties, Company's written acknowledgement of receipt of written notification from Administrative Agent (y) as to the existence of each such Flood Hazard Property and (z) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program; and (3) in the event that any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

               (ii) In the event that the pending sale of any of the Properties listed on Schedule 6.11(a)(ii) is not consummated on or prior to the date
               --------------------
     that is 90 days after the Closing Date, Company will notify Administrative Agent of that fact and promptly execute and deliver to Administrative Agent a fully executed and notarized Mortgage, in proper form for recording in all appropriate places in all applicable jurisdictions encumbering the interest of Company in such Property and the opinions, appraisals, documents, title insurance and environmental reports described in Section 6.11(a)(i) or that may be reasonably required by Administrative Agent.

               (iii) In the event that a contract of sale is not entered into by Company within 120 days after the Closing Date with respect to any of the Properties listed on Schedule 6.11(a)(iii), Company will notify
                              ---------------------
     Administrative Agent of that fact and promptly execute and deliver to Administrative Agent a fully executed and notarized Mortgage, in proper form for recording in all appropriate places in all applicable jurisdictions encumbering the interest of Company in such Property and the opinions, appraisals, documents, title insurance and environmental reports described in Section 6.11(a)(i) or that may be reasonably required by Administrative Agent; provided, however, that in the event a contract of
                           --------  -------
     sale is entered into with respect to any such Property during such period and a sale is not consummated on or prior to the date that is

     60 days after the execution of any such contract, Company will notify Administrative Agent of that fact and promptly take the actions described above with respect to such Property.

     Notwithstanding the foregoing, in the event that any Property listed on
Schedule 6.11(a)(ii) or Schedule 6.11(a)(iii) becomes a Principal Property prior
--------------------    ---------------------
to the date on which a Mortgage with respect to such Property is required to be delivered, Company shall have no obligation to make the deliveries or take the actions set forth above with respect to such Property.

          (b) Insurance.  On or prior to the date that is 30 days after the
              ---------
Closing Date, Company shall have delivered to Collateral Agent a certificate from Company's insurance broker or other evidence satisfactory to Collateral Agent that Collateral Agent on behalf of Banks has been named as additional insured and/or loss payee under all insurance policies to the extent required under Sections 5.16 and 6.6.

          (c) Derivative/FX Contracts.  On or prior to the date that is 60 days
              -----------------------
after the Closing Date, Company shall have delivered to Administrative Agent executed copies of amendments to the existing master agreements pursuant to which Lender Derivative/FX Contracts are issued providing that the obligations of Company and FinServ under such agreements will be secured by the Collateral Documents (as defined in the Bridge Credit Agreement).

          (d) Foreign Collateral.  Company shall use its best efforts to take or
              ------------------
cause to be taken all such actions, execute and deliver or cause to be executed and delivered all such agreements, documents and instruments and make or cause to be made all such filings and recordings that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Collateral Agent, for the benefit of Banks, a valid and perfected security interest in all foreign registrations of IP Collateral and 65% of the Capital Stock owned by Company or any Domestic Subsidiary of all Material Foreign Subsidiaries (other than the Capital Stock of Restricted Subsidiaries).

          (e) Intercompany Transactions.  On or prior to the date that is 10
              -------------------------
Business Days after the Closing Date, Company shall deliver a certificate setting forth (i) all Indebtedness of Company to any of its Subsidiaries and of any of its Subsidiaries to Company or any of its other Subsidiaries, and (ii) all Investments by Company in any of its Subsidiaries and Investments of any of its Subsidiaries in Company or any of its other Subsidiaries. On or prior to the date that is 30 days after the Closing Date, Company shall deliver a fully executed copy of an intercompany note evidencing all Indebtedness of Foreign Subsidiaries to Domestic Subsidiaries that are Guarantors.

     6.12 Transfer of Receivables.  LSFCC shall sell to LSFLLC all accounts
          -----------------------
receivable purchased by it from Company immediately upon consummation of such purchase.

                                  ARTICLE VII

                              NEGATIVE COVENANTS
                              ------------------

     Company covenants and agrees that, until full and final payment of all Loans and other Obligations, unless Majority Banks waive compliance in writing, Company shall, and shall cause each of its Subsidiaries to, perform and comply with all covenants in this Article.

     7.1  Indebtedness; Derivative/FX Contracts.  Company shall not, and shall
          -------------------------------------
not suffer or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness or Derivative/FX Contracts, except

          (a) Indebtedness of Company outstanding on the Closing Date and listed on Schedule 7.1 and any refinancing of the industrial revenue bond obligations
   ------------
listed on Schedule 7.1 provided there is no increase in the aggregate principal
          ------------ --------
amount of such obligations;

          (b) Indebtedness under the Loan Documents;

          (c) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds;

          (d) Guaranty Obligations of Company guaranteeing the Indebtedness of Material Foreign Subsidiaries permitted under Section 7.1(r);

          (e) Indebtedness of Company and the other Borrower Parties under the Bridge Credit Agreement, the Amended and Restated 1997 364 Day Credit Agreement, and the 1997 Second Amended and Restated Credit Agreement and the related loan documents;

          (f) Indebtedness of Company in respect of Capital Leases not exceeding $5,000,000 in the aggregate at any time;

          (g) Indebtedness of Company to any wholly-owned Subsidiary that is a Guarantor and Indebtedness of any wholly-owned Domestic Subsidiary that is a Guarantor to Company or any other wholly-owned Domestic Subsidiary that is a Guarantor; provided that (i) all such intercompany Indebtedness shall be
           --------
evidenced by promissory notes pledged to Administrative Agent on behalf of Banks, (ii) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations in any Insolvency Proceeding pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, (iii) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or any of its Subsidiaries for whose benefit such payment is made;

          (h) Indebtedness of Pledged Foreign Subsidiaries to other Pledged Foreign Subsidiaries;

          (i) Indebtedness of Unpledged Foreign Subsidiaries to Pledged Foreign Subsidiaries or other Unpledged Foreign Subsidiaries;

          (j) Indebtedness of Company and its Subsidiaries (other than LSFCC or LSFLLC) to FinServ and Indebtedness of FinServ to Company and its other Subsidiaries (other than LSFCC or LSFLLC) in the ordinary course of business;

          (k) other Indebtedness of Company to any of its Subsidiaries and other Indebtedness of any of its Subsidiaries to Company or any of its other Subsidiaries incurred after the date hereof; provided, however, that the sum of
                                             --------  -------
(i) the aggregate principal amount of all such Indebtedness incurred after the date hereof plus (ii) the aggregate Investments permitted by Section 7.11(j),
            ----
plus (iii) the aggregate Dispositions permitted by Section 7.3(j) shall not
----
exceed $50,000,000 in the aggregate during fiscal year 2000 or $100,000,000 in the aggregate during fiscal year 2001;

          (l) Derivative/FX Contracts between Company or FinServ and FinServ and the other Subsidiaries of Company (other than LSFCC or LSFLLC) in the ordinary course of business;

          (m) Indebtedness of Company in the form of Securities issued in a Capital Markets Transaction; provided (i) Company makes the prepayments required
                             --------
pursuant to Section 2.8, (ii) the stated maturity date of such Indebtedness is not earlier than five years from the issuance thereof, and (iii) such Indebtedness is unsecured;

          (n) Indebtedness of Company and its Material Subsidiaries (other than LSFCC or LSFLLC) secured by Liens permitted under Section 7.2(h) not exceeding $25,000,000 in the aggregate at any time;

          (o) Indebtedness of Foreign Subsidiaries in the form of Permitted Foreign Receivables Purchase Facilities, provided Company and its Subsidiaries
                                         --------
make the prepayment required pursuant to Section 2.7;

          (p) Indebtedness of Company and its Subsidiaries in the form of Real Estate Financing Transactions not exceeding the limitations in Section 7.2(m) at any time, provided Company and its Subsidiaries make the prepayment required
          --------
pursuant to Section 2.7;

          (q) Indebtedness of Company and its Subsidiaries in the form of Equipment Financing Transactions not exceeding the limitations in Section 7.2(m) at any time, provided Company and its Subsidiaries make the prepayment required
             --------
pursuant to Section 2.7;

          (r) unsecured Indebtedness (including Foreign Credit Lines), unsecured reimbursement obligations under letters of credit (other than Lender Bridge Letters of Credit and Lender 180 Day Letters of Credit) and secured or unsecured Ordinary Course Derivative/FX Contracts (other than Lender Derivative/FX Contracts and intercompany Ordinary Course Derivative/FX Contracts) of Company and its Subsidiaries (other than LSFCC and LSFLLC); provided, however, that (i)
                                                    --------  -------
the sum of (A) the Total Utilization of Commitments plus (B) the Total Amount of
                                                    ----
Unsecured Debt shall not exceed the Aggregate Total Commitments at any time,
(ii) the sum of (A) the Unsecured Letter of Credit Usage plus (B) the Total
                                                         ----
Letter of Credit Usage shall not exceed the Lender Letter of Credit Sublimit at any time and (iii) the sum of (A) the Unsecured Derivative/FX Usage plus (B)the
                                                                    ----
Derivative/FX Usage shall not exceed the Lender Derivative/FX Sublimit at any time;

          (s) Indebtedness of Company to any of its Subsidiaries and other Indebtedness of any of its Subsidiaries to Company or any of its other Subsidiaries outstanding on the Closing Date and set forth on the certificate delivered pursuant to Section 6.11(e); and

          (t) other Indebtedness of Company and its Subsidiaries not exceeding $5,000,000 in the aggregate at any time.

     7.2  Limitation on Liens and Negative Pledges.  Company shall not, and
          ----------------------------------------
shall not suffer or permit any of its Subsidiaries to, directly or indirectly, incur, assume or suffer to exist any Lien or Negative Pledge upon any of their Property, whether now owned or hereafter acquired, except:

          (a) any Lien or Negative Pledge existing on the property of Company or its Subsidiaries on the Closing Date and listed on Schedule 7.2;
                                                   ------------

          (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.5;

          (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto or if such reserve or other appropriate provision, if any, required by GAAP shall have been made therefor;

          (d) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (e) Liens securing (i) the performance of tenders, bids, trade contracts (other than for borrowed money), government contracts, leases, statutory obligations, and performance and return-of-money bonds, (ii) contingent obligations on surety and appeal bonds, and (iii) other obligations of a like nature; in each case, incurred in the ordinary course of business;

          (f) Liens consisting of judgment or judicial attachment liens, provided that the judgment secured by any such Lien shall, within 45 days after
--------
the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 45 days after the expiration of any such stay and such Liens do not constitute an Event of Default;

          (g) easements, rights-of-way, restrictions and other similar encumbrances that do not interfere with the ordinary conduct of the businesses of Company and its Subsidiaries;

          (h) purchase money mortgages (including chattel mortgages) or other purchase money liens or conditional sale or other title retention or security agreements incurred by Company or any of its Material Subsidiaries (other than LSFCC or LSFLLC) in connection with the acquisition or construction of any real or personal property, or mortgages or liens or conditional sale or other title retention agreements or security agreements existing on any such property at the time of acquisition or construction or placed thereon within one year of the acquisition or completion of construction thereof and any extension, renewal or replacement of any such purchase money mortgage or lien in respect of all or part of the same property; provided that the aggregate outstanding amount
                                  --------
of Indebtedness secured by such Liens does not exceed $25,000,000 in the aggregate at any time; provided further that every such mortgage, lien or
                       -------- -------
agreement shall apply only to the property originally subject thereto and fixed improvements, if any, then existing or thereafter erected thereon;

          (i) any interest or title of a lessor under any Capital or Operating Lease permitted hereunder (other than any Equipment Financing Transaction);

          (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a
                        --------
dedicated cash collateral account and is not subject to restrictions against access by Company or any of its Subsidiaries owning the affected deposit account or other funds maintained with a creditor depository institution in excess of those set forth by regulations promulgated by the Federal Reserve Board, and
(ii) such deposit account is not intended by Company or any of its Subsidiaries to provide collateral to the depository institution;

          (k) leases or subleases granted to others in the ordinary course of business not interfering with the ordinary conduct of the business of the grantor thereof;

          (l) Liens attaching to ownership interests in joint ventures (whether in partnership, corporate or other form) engaged in the LOS/DOS Business or attaching to intellectual property rights relating to the LOS/DOS Business;

          (m) Liens created in connection with (i) Equipment Financing Transactions and (ii) Real Estate Financing Transactions so long as (A) the aggregate amount of all such transactions permitted by this Section 7.2(m) at any time outstanding (as measured by the sum of all Indebtedness secured by such Liens then outstanding or to be so created or assumed) shall not exceed $175,000,000 and (B) Company shall cause, in connection therewith, the prepayments of Loans required by Section 2.7;

          (n) Liens created pursuant to applications or reimbursement agreements pertaining to documentary letters of credit which encumber documents and other property relating to such documentary letters of credit and the products and proceeds thereof;

          (o) Liens granted pursuant to the Collateral Documents;

          (p) Liens securing Indebtedness under the Bridge Credit Agreement, the Amended and Restated 1997 364 Day Credit Agreement, and the 1997 Second Amended and Restated Credit Agreement;

          (q) Liens securing Ordinary Course Derivative/FX Contracts permitted by Section 7.1(r);

          (r) other Liens so long as the aggregate outstanding amount of Indebtedness secured by such Liens does not exceed $2,000,000 at any time;

          (s) Negative Pledges on accounts receivables of Foreign Subsidiaries and the associated assets of Foreign Subsidiaries in connection with Permitted Foreign Receivable Purchase Facilities;

          (t) Negative Pledges on Intellectual Property licensed from third parties; and

          (u) Negative Pledges with respect to specific property encumbered to secure payment of particular Indebtedness permitted hereunder.

     7.3  Dispositions.  Company shall not, and shall not suffer or permit any
          ------------
of its Subsidiaries to, directly or indirectly, make any Dispositions, except:

          (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

          (b) Dispositions of inventory by Company or any of Subsidiaries to Company or any of its Subsidiaries in ordinary course of business arm's length transactions;

          (c) Dispositions of inventory in the ordinary course of business;

          (d) Dispositions of accounts receivable from Company to LSFCC and from LSFCC to LSFLLC;

          (e) Dispositions of Permitted Foreign Receivables pursuant to Permitted Foreign Receivables Purchase Facilities, provided Company and its
                                                   --------
Subsidiaries make the prepayments required pursuant to Section 2.7;

          (f) Dispositions of equipment pursuant to Equipment Financing Transactions not exceeding the limitations in Section 7.2(m) at any time, provided Company and its Subsidiaries make the prepayments required pursuant to
--------
Section 2.7;

          (g) Dispositions of real property pursuant to Real Estate Financing Transactions not exceeding the limitations in Section 7.2(m) at any time, provided Company and its Subsidiaries make the prepayments required pursuant to
--------
Section 2.7;

          (h) licenses of Intellectual Property in the ordinary course of business;

          (i) the Pending IceHouse Disposition;

          (j) other Dispositions by Company to any of its Subsidiaries of Property other than accounts receivable and other Dispositions by any of its Subsidiaries to Company or any of its other Subsidiaries of Property other than accounts receivable; provided, however, that the sum of (i) the fair market
                     --------  -------
value of the assets sold, transferred, licensed or otherwise disposed of plus
                                                                         ----
(ii) the aggregate principal amount of Indebtedness permitted by Section 7.1(k) plus (iii) the
----
aggregate Investments permitted by Section 7.11(j) shall not exceed $50,000,000 in the aggregate during fiscal year 2000 or $100,000,000 in the aggregate during fiscal year 2001;

          (k) Asset Dispositions by Company and its Subsidiaries of Property other than accounts receivable; provided that (i) at the time of any
                                --------
Disposition, no Event of Default shall exist or shall result from such Disposition; (ii) the consideration received for such Disposition shall be in an amount at least equal to the fair market value of the assets sold, transferred, licensed or otherwise disposed of; (iii) the sole consideration received shall be cash; (iv) the aggregate fair market value of all assets so sold, transferred, licensed or otherwise disposed of by Company and its Subsidiaries shall not exceed $50,000,000 in any fiscal year; and (v) Company and its Subsidiaries make the prepayments required pursuant to Section 2.7;

          (l) Dispositions of the Capital Stock of Domestic Subsidiaries that are Guarantors to Company and wholly owned Domestic Subsidiaries that are Guarantors; Dispositions of the Capital Stock of Pledged Foreign Subsidiaries to Company, Domestic Subsidiaries that are Guarantors and other Pledged Foreign Subsidiaries; and Dispositions of the Capital Stock of Unpledged Foreign Subsidiaries to Company or any of its other Subsidiaries; and

          (m) Dispositions of accounts receivable to collection agencies the aggregate face amount of which does not exceed $2,000,000.

     7.4  Fundamental Changes. Company shall not and shall not suffer or permit
          -------------------
its Subsidiaries to, merge or consolidate with or into any Person or liquidate, wind-up or dissolve themselves, or permit or suffer any liquidation or dissolution or sell all or substantially all of their respective assets, except that so long as no Default or Event of Default exists or would result therefrom
(a) any Domestic Subsidiary may merge with or into Company or any other Domestic Subsidiary that is a Guarantor, or be liquidated, wound-up or dissolved or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of to Company or any other Domestic Subsidiary that is a Guarantor, provided that, in the case of a merger, Company or such
                     --------
Guarantor, as the case may be, shall be the continuing or surviving corporation;
(b) any Pledged Foreign Subsidiary may merge with or into any other Pledged Foreign Subsidiary or be liquidated, wound-up or dissolved or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of to Company or any other Pledged Foreign Subsidiary; (c) any Unpledged Foreign Subsidiary may merge with or into any other Unpledged Foreign Subsidiary or any Pledged Foreign Subsidiary, or be liquidated, wound-up or dissolved or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of to any other Unpledged Foreign Subsidiary or a Pledged Foreign Subsidiary, provided that, in
                                                              --------
the case of a merger, such Pledged Foreign Subsidiary shall be the continuing or surviving corporation; and (d) Company and its Subsidiaries may make Asset Dispositions permitted by Section 7.3(k).

     7.5  Use of Proceeds.
          ---------------

          (a) Company shall not use any portion of the Loan proceeds directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance Indebtedness of Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Sections 13 or 14 of the Exchange Act.

          (b) Company shall not, directly or indirectly, use any portion of the proceeds of the Loans (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of Company or any Affiliate of Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities.

     7.6  Leverage Ratio.  Company shall not permit the Leverage Ratio on the
          --------------
last day of any period set forth below to be more than the correlative amount indicated:

                                Period                                         Leverage Ratio
                                ------                                         --------------
     First Fiscal Quarter of Fiscal Year 2000                                   6.00 to 1.00
     First Two Fiscal Quarter Period of Fiscal Year 2000                        6.00 to 1.00
     First Three Fiscal Quarter Period of Fiscal Year 2000                      6.00 to 1.00
     Fiscal Year 2000                                                           5.75 to 1.00
     Four Fiscal Quarter Period ending on the last day of the First Fiscal      5.25 to 1.00
     Quarter of Fiscal Year 2001
     Four Fiscal Quarter Period ending on the last day of the Second            5.00 to 1.00
     Fiscal Quarter of Fiscal Year 2001
     Four Fiscal Quarter Period ending on the last day of the Third Fiscal      4.50 to 1.00
     Quarter of Fiscal Year 2001
     Fiscal Year 2001                                                           4.25 to 1.00

     7.7  Interest Coverage Ratio.  Company shall not permit the Interest
          -----------------------
Coverage Ratio for any period set forth below to be less than the correlative amount indicated:

                                                                               Interest
                              Period                                        Coverage Ratio
                              ------                                        --------------
     First Fiscal Quarter of Fiscal Year 2000                               1.6 to 1.00
     First Two Fiscal Quarter Period of Fiscal Year 2000                    1.6 to 1.00
     First Three Fiscal Quarter Period of Fiscal Year 2000                  1.7 to 1.00
     Fiscal Year 2000                                                       1.8 to 1.00
     Four Fiscal Quarter Period ending on the last day of the First         1.9 to 1.00
     Fiscal Quarter of Fiscal Year 2001
     Four Fiscal Quarter Period ending on the last day of the Second        2.0 to 1.00
     Fiscal Quarter of Fiscal Year 2001
     Four Fiscal Quarter Period ending on the last day of the Third         2.1 to 1.00
     Fiscal Quarter of Fiscal Year 2001
     Fiscal Year 2001                                                       2.2 to 1.00

          7.8  Minimum Consolidated EBITDA.  Company shall not permit
               ---------------------------
Consolidated EBITDA for any period set forth below to be less than the correlative amount indicated:

                                                                                        Minimum
                            Period                                                 Consolidated EBITDA
                            ------                                                 -------------------
                                                                                      ($ in millions)
     First Fiscal Quarter of Fiscal Year 2000                                               $102
     First Two Fiscal Quarter Period of Fiscal Year 2000                                    $205
     First Three Fiscal Quarter Period of Fiscal Year 2000                                  $320
     Fiscal Year 2000                                                                       $440
     Four Fiscal Quarter Period ending on the last day of the First                         $465
     Fiscal Quarter of Fiscal Year 2001
     Four Fiscal Quarter Period ending on the last day of the                               $490
     Second Fiscal Quarter of Fiscal Year 2001
     Four Fiscal Quarter Period ending on the last day of the Third                         $510
     Fiscal Quarter of Fiscal Year 2001
     Fiscal Year 2001                                                                       $540

      7.9 Change in Business. Company shall not, and shall not suffer or permit
          ------------------
any of its Subsidiaries to, engage in any business not related or incidental to the manufacture and sale of clothing and accessories. The LOS/DOS Business is a business that is related or incidental to the manufacture and sale of clothing within the meaning of the preceding sentence. Company shall not suffer or permit LSFLLC to engage in any business other than the purchase and holding of accounts receivable and shall not suffer or permit LSFCC to engage in any business other than the purchase and servicing of accounts receivable generated by Company, the processing of accounts payable of Company and its Subsidiaries, and other accounting and general customer relationship functions.

    7.10  ERISA.  Company shall not, and shall not permit or suffer any of its
          -----
Subsidiaries or ERISA Affiliates to:

          (a) engage in any transaction in connection with which Company or any of its Subsidiaries or any of their respective ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) or 502(l) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount in excess of $5,000,000;

          (b) fail to make full payment within five Business Days after the date when due of all amounts exceeding $5,000,000 which, under the provisions of any Pension Plan, Company or any of its Subsidiaries or any of their respective ERISA Affiliates is required to pay as contributions thereto, or (as to any Subsidiary organized under the laws of any of the United States) permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Pension Plan in an aggregate amount greater than $5,000,000;

          (c) permit the Funded Current Liability Percentage for any Pension Plan to be less than 90%; or

          (d) fail to make any payments in an aggregate amount greater than $5,000,000 to any Multiemployer Plan that Company or any of its Subsidiaries, or any of their respective ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto.

          As used in this Section, the term "accumulated funding deficiency" has the meaning specified in Section 3(23) of ERISA and Section 412 of the Code and the term "accrued benefit" has the meaning specified in Article 3 of ERISA.

     7.11 Investments.  Company shall not, and shall not suffer or permit any of
          -----------
its Subsidiaries to, directly or indirectly, make any Investments, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or stock or other ownership interest of any Person, or any division or line of business of, any Person except:
                                            ------

          (a) Investments existing on the Closing Date and listed on Schedule
                                                                     --------
7.11;
----

          (b)  cash and cash equivalents;

          (c) advances to officers, directors and employees of Company or any of their respective Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

          (d) extensions of credit to customers or suppliers of Company or any of its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

          (e) Investments permitted by Section 7.4;

          (f) intercompany loans permitted by Sections 7.1(g), 7.1(h), 7.1(i), and 7.1(j);

          (g) Investments by Company in any wholly-owned Subsidiary that is a Guarantor and Investments of any wholly-owned Domestic Subsidiary that is a Guarantor in Company or any other wholly-owned Domestic Subsidiary that is a Guarantor;

          (h) Investments by Pledged Foreign Subsidiaries in other Pledged Foreign Subsidiaries;

          (i) Investments by Unpledged Foreign Subsidiaries in other Unpledged Foreign Subsidiaries;

          (j) other Investments by Company in any of its Subsidiaries and other Investments of any of its Subsidiaries in Company or any of its other Subsidiaries made after the date hereof; provided, however, that (i) such
                                         --------  -------
Investments plus (ii) the aggregate principal amount of Indebtedness permitted
            ----
by Section 7.1(k) plus (iii) the aggregate Dispositions permitted by Section
                  ----
7.3(j) shall not exceed $50,000,000 in the aggregate during fiscal year 2000 or $100,000,000 in the aggregate during fiscal year 2001; provided further that
                                                       -------- -------
Investments in Subsidiaries of Company that are not Solvent immediately prior to the making of any such Investment shall not exceed $10,000,000 in the aggregate in any fiscal year;

          (k) Investments by Company in any of its Subsidiaries and other Investments of any of its Subsidiaries in Company or any of its other Subsidiaries on the Closing Date and set forth on the certificate delivered pursuant to Section 6.11(e); and

          (l) other Investments not exceeding $25,000,000 at any time.

     7.12  Restricted Payments. Company shall not, and shall not permit or
           -------------------
suffer any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment other than (a) payments of Indebtedness in connection with Asset Dispositions as contemplated by the definition of Net Asset Disposition Proceeds or Equipment Financing Transactions as contemplated by the definition of Net Equipment Financing Proceeds and (b) repayments and prepayments of Indebtedness under the Bridge Credit Agreement, the Amended and Restated 1997 364 Day Credit Agreement, and the 1997 Second Amended and Restated Credit Agreement.

     7.13  Operating Lease Obligations. Company shall not, and shall not suffer
           ---------------------------
or permit any of its Subsidiaries to, directly or indirectly, create or suffer to exist any obligations for the payment of rent for any property under Operating Leases, except:
                  ------

          (a) Operating Leases in existence on the Closing Date; and

          (b) Operating Leases entered into or assumed by Company or any Subsidiary after the date hereof in the ordinary course of business.

     7.14  Transactions with Affiliates. Company shall not, and shall not suffer
           ----------------------------
or permit any of its Subsidiaries to directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Company other than arm's-length transactions with Affiliates that are otherwise not prohibited hereunder.

     7.15  Amendments of Documents Relating to Indebtedness and Receivables.
           ----------------------------------------------------------------

          (a) Company shall not, and shall not suffer or permit any of its Subsidiaries to, amend or otherwise change the terms of any Indebtedness (other than Indebtedness under the Bridge Credit Agreement, the Amended and Restated 1997 364 Day Credit Agreement or the 1997 Second Amended and Restated Credit Agreement), or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate or make less onerous any such event or default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to Company or to Banks. Company shall not amend or otherwise change the terms of the Bridge Credit Agreement, the Amended and Restated 1997 364 Day Credit Agreement or the 1997 Second Amended and Restated Credit Agreement without the written consent of Majority Banks if the effect of such amendment is to extend the stated maturity date thereof or increase the aggregate commitments thereunder. Company shall not amend or otherwise change the terms of the Bridge Credit Agreement, the Amended and Restated 1997 364 Day Credit Agreement or the 1997 Second Amended and Restated Credit Agreement to provide for an earlier stated maturity date unless this Agreement is amended to provide for the same maturity date.

          (b) Company shall not, and shall not suffer or permit any of its Subsidiaries to, amend or otherwise change the terms of the Receivables Transfer Agreements other than amendments to extend the term thereof or to preserve the arm's length nature of the purchase and sale effected thereby.

     7.16 Consolidated Capital Expenditures.  Company shall not, and shall not
          ---------------------------------
suffer or permit any of its Subsidiaries to make or incur Consolidated Capital Expenditures, in any fiscal year indicated below, in an aggregate amount in excess of the corresponding amount set forth below opposite such fiscal year:

                                            Maximum Capital
                 Fiscal Year                 Expenditures
                 -----------                 ------------
                     2000                     $60,000,000

                     2001                     $60,000,000

     7.17 Materially Adverse Agreements. Company shall not, and shall not suffer or permit any of its Subsidiaries to, become a party to or become subject to any material agreement or instrument or charter or other internal restriction which (in the aggregate as to all such matters) would have a Material Adverse Effect.

     7.18 Limitations on Upstreaming. Company shall not, and shall not suffer or permit any of its Subsidiaries to, agree to any restriction or limitation on the making of Restricted Payments or transferring of assets from any Subsidiary to its parent except pursuant to this Agreement, the Bridge Credit Agreement, the Amended and Restated 1997 364 Day Credit Agreement, and the 1997 Second Amended and Restated Credit Agreement.

     7.19 Change in Auditors. Company shall not terminate the certified public accountants auditing the books of Company or any of its Subsidiaries unless Company shall have informed Administrative Agent of the reason for the termination and selected new certified public accountants of recognized national standing and reasonably satisfactory to Administrative Agent.

     7.20 Restricted Subsidiaries. Company shall not permit any of its Subsidiaries existing as of the Closing Date to become a Restricted Subsidiary other than as a result of a change in Consolidated Net Tangible Assets.


                                 ARTICLE VIII

                               EVENTS OF DEFAULT
                               -----------------

     8.1   Event of Default.  Any of the following shall constitute an "Event of
           ----------------                                             --------
Default":
-------

           (a)  Non-Payment.  Company fails to pay, (i) when and as required to
                -----------
be paid herein, any amount of principal of any Loan or (ii) within three Business Days after the same becomes due, any other interest, fee or any other amount payable hereunder or under any other Loan Document; or

           (b)  Cross Default.  Failure of Company or any of its Subsidiaries to
                -------------
pay, or any default in the payment of, any principal, interest or any other amount on any Indebtedness or Derivative/FX Contract beyond any period of grace provided; or breach or default with respect to any other material term of any evidence of any Indebtedness or Derivative/FX Contract, or of any loan agreement, mortgage, indenture or other agreement relating thereto, if such breach or default continues beyond any applicable period of grace provided, if and for so long as the effect of such failure, default or breach is to cause or permit the holder or holders of that Indebtedness or Derivative/FX Contract (or a trustee on behalf of such holder or holders) to cause, with or without the giving of notice, that Indebtedness or Derivative/FX Contract to become or be declared due prior to its stated maturity; provided, however, that this
                                           --------  -------
subsection shall not apply with respect to Indebtedness and Derivative/FX Contracts, the aggregate principal amount of which or the Termination Value of which, as the case may be, does not exceed $25,000,000 in the aggregate; or

           (c)  Representation or Warranty.  Any representation or warranty made
                --------------------------
by any Borrower Party herein or in any other Loan Document or any representation or warranty in any statement or certificate at any time given by any Borrower Party in writing pursuant to any of the

Loan Documents or in connection herewith shall be false in any material respect on the date as of which made; or

          (d) Specific Defaults.  Failure to perform or observe any term,
              -----------------
covenant or agreement contained in Section 6.8 or Article VII; or

          (e) Other Defaults.  Failure to perform or observe any term, covenant
              --------------
or agreement contained in this Agreement or any other Loan Document and such default shall not have been remedied or waived within 30 days after receipt of notice from Administrative Agent or any Bank of such default; or

          (f) Involuntary Bankruptcy; Appointment of Receiver, etc.
              -----------------------------------------------------

              (i) A court having jurisdiction shall enter a decree or order for relief in respect of Company or any of its Material Subsidiaries in an involuntary case under any applicable Debtor Relief Laws, which decree or order is not stayed; or any other similar relief shall be granted under any applicable Debtor Relief Laws; or

              (ii) A decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Material Subsidiaries or over all or a substantial part of their property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Material Subsidiaries for all or a substantial part of their property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Company or any of its Material Subsidiaries, and the continuance of any such events described in this subsection (f)(ii) for 60 days unless stayed, dismissed, bonded or discharged; or

              (iii) an involuntary case under any applicable Debtor Relief Laws shall have been commenced against Company or any of its Material Subsidiaries and shall not have been dismissed within 60 days after the commencement of such case; or

          (g) Voluntary Bankruptcy; Appointment of Receiver, etc.  Company or
              ---------------------------------------------------
any of its Material Subsidiaries shall commence a voluntary case under any applicable Debtor Relief Laws, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Debtor Relief Laws, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of their property; the making by Company or any of its Material Subsidiaries of any assignment for the benefit of creditors; or the inability or failure of Company or any of its Material Subsidiaries or the admission by Company or any of its Material Subsidiaries in writing of their inability to pay their debts as such debts become due; or the Board of Directors of Company or any of its Material Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

          (h) Judgments and Attachments.  Any money judgment, writ or warrant of
              -------------------------
attachment, or similar process involving in any case an amount in excess of $10,000,000 in excess of available insurance coverage as to which the insurer has not denied coverage shall be entered or filed against Company or any of its Material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded and unstayed for a period of 45 days or in any event later than five days prior to the date of any proposed sale thereunder; or

          (i) Unfunded ERISA Liabilities.  Any Pension Plan maintained by
              --------------------------
Company or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or the PBGC (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, and, in each case, Company's or any such ERISA Affiliate's liability (after giving effect to the tax consequences thereof) as of the date thereof to the PBGC (or any successor thereto) for unfunded guaranteed vested benefits under such Pension Plan or Company's obligations to contribute to any Pension Plan in order to voluntarily terminate such Pension Plan exceed $20,000,000 (or in the case of a termination involving Company or any of its ERISA Affiliates as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such liability shall exceed such amount); or

          (j) Withdrawal Liability Under Multiemployer Plan.  Company or any of
              ---------------------------------------------
its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an amount exceeding $20,000,000; or

          (k) Change of Control.  (i) Any person or two or more persons (other
              -----------------
than Permitted Transferees) acting in concert shall acquire beneficial ownership, directly or indirectly, of Securities of Company or Voting Trust Certificates issued under the Voting Trust Agreement (or other securities convertible into such securities) representing 30% or more of the combined voting power of all Securities of Company entitled to vote (or would be entitled to vote in the absence of the Voting Trust Agreement) in the election of directors (except that the provisions of this subsection (i) shall not apply to Voting Trustees serving in their capacities as such under the Voting Trust Agreement); or (ii) during any period of up to 12 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 12 month period were directors of Company shall cease for any reason to constitute a majority of the Board of Directors of Company unless the persons replacing such individuals were nominated by the Board of Directors of Company, by Permitted Transferees or by any of the Voting Trustees; or

          (l) Failure to Deliver Certain Loan Documents; Invalidity of
              --------------------------------------------------------
Guaranties; Failure of Security; Repudiation of Obligations.  The Guaranty or
-----------------------------------------------------------
the Pledge and Security Agreement shall not be executed and delivered by the Material Domestic Subsidiaries on or prior to the day following the Closing Date. At any time after the execution and delivery thereof, (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void by a court of competent jurisdiction, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral (other than Inventory in the possession or control of Company's agents or processors) purported to be covered thereby having a fair market value, individually or in the aggregate, exceeding $5,000,000, in each case for any reason other than the failure of Administrative Agent or any Bank to take any action within its control, or (iii) any Borrower Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Banks, under any Loan Document to which it is a party.

     8.2  Remedies.  If any Event of Default occurs, Administrative Agent shall,
          --------
at the request of, or may, with the consent of, Majority Banks,

          (a) declare the Commitment of each Bank to be terminated, whereupon such Commitments shall forthwith be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, request, protest or other notice of any kind, all of which are hereby expressly waived by Company;

          (c) demand immediate payment by Company of an amount equal to the aggregate amount of all outstanding Lender 180 Day Letter of Credit Usage to be held in the Cash Collateral Account; and

          (d) exercise on behalf of itself and Banks all rights and remedies available to it and Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section
--------  -------
8.1(f) or (g) above (after the expiration of any grace or cure period provided therein), (i) the obligation of each Bank to make Loans shall automatically terminate; (ii) the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Administrative Agent or any Bank; and (iii) an amount equal to the aggregate amount of all outstanding Lender 180 Day Letter of Credit Usage shall be immediately due and payable to the applicable Issuing 180 Day Lender without notice to or demand upon Company, which are expressly waived by Company, to be held in the Cash Collateral Account.

     8.3  Rights Not Exclusive.  The rights provided for in this Agreement and
          --------------------
the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising. No Bank may exercise any rights or remedies with respect to the Obligations without the consent of Majority Banks in their sole and absolute discretion.
The order and manner in which Administrative Agent's and Banks' rights and remedies are to be exercised shall be determined by Majority Banks in their sole and absolute discretion. Regardless of how a Bank may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied first, to costs and expenses (including Professional Costs) incurred by Administrative Agent and each Bank, second, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, third, to the payment of the unpaid principal of the Loans, and fourth, to the payment of all other amounts (including fees) then owing to Administrative Agent and Banks under the Loan Documents, in each case paid pro rata to each Bank in the same proportions that the aggregate Obligations owed to each Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Banks, without priority or preference among Banks. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Banks hereunder or thereunder or at law in equity.

                                  ARTICLE IX

                    ADMINISTRATIVE AGENT; COLLATERAL AGENT
                    --------------------------------------

     9.1  Appointment and Authorization.  Each Bank hereby irrevocably (subject
          -----------------------------
to Section 9.9) appoints, designates and authorizes Administrative Agent and Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, neither Administrative Agent nor Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent or Collateral Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent or Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent or Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     9.2  Delegation of Duties.  Administrative Agent and Collateral Agent may
          --------------------
execute any of their respective duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Administrative Agent nor Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     9.3  Liability of Administrative Agent or Collateral Agent.  No
          -----------------------------------------------------
Administrative Agent-Related Person or Collateral Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any of Banks for any recital, statement, representation or warranty made by any Borrower Party or any Subsidiary or Affiliate of any Borrower Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent or Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person or Collateral Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of any Borrower Party, or any of Company's Subsidiaries or Affiliates.

     9.4  Reliance by Administrative Agent and Collateral Agent.
          -----------------------------------------------------

          (a) Administrative Agent and Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Company), independent accountants and other experts selected by Administrative Agent or Collateral Agent. Administrative Agent and Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless Administrative Agent or Collateral Agent, as the case may be, shall first receive such advice or concurrence of Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Majority Banks (or all of Banks if required hereunder) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Banks. Where this agreement expressly permits or prohibits an action unless Majority Banks otherwise determine, and in all other instances, Administrative Agent or Collateral Agent, as the case may be, may, but shall not be required to, initiate any solicitation for the consent or a vote of Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by Administrative Agent or Collateral Agent to such Bank for consent, approval, acceptance, or satisfaction, required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     9.5  Notice of Default.  Neither Administrative Agent nor Collateral Agent
          -----------------
shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except that Administrative Agent shall be deemed to have knowledge with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Banks, unless Administrative Agent shall have received written notice from a Bank or Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Banks of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or

Event of Default as may be directed by Majority Banks in accordance with Article VIII; provided, however, that unless and until Administrative Agent has received
      --------  -------
any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Banks.

     9.6  Credit Decision; Disclosure of Information by Administrative Agent and
          ----------------------------------------------------------------------
Collateral Agent.  Each Bank acknowledges that no Administrative Agent-Related
----------------
Person or Collateral Agent-Related Person has made any representation or warranty to it, and that no act by Administrative Agent or Collateral Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Company or any of its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person or Collateral Agent-Related Person to any Bank as to any matter, including whether Administrative Agent-Related Persons or Collateral Agent-Related Persons have disclosed material information in their possession. Each Bank, including any Bank by assignment, represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person or Collateral Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Company and its Subsidiaries and Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Administrative Agent-Related Person or Collateral Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decision in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business prospects, operations, property, financial and other condition and creditworthiness of Company and its Subsidiaries and Affiliates. Except for notices, reports and other documents expressly required to be furnished to Banks by Administrative Agent or Collateral Agent herein, neither Administrative Agent or Collateral Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Company or any of its Subsidiaries or Affiliates which may come into the possession of any Administrative Agent Related Person or any Collateral Agent-Related Person.

     9.7  Indemnification of Administrative Agent and Collateral Agent.  Whether
          ------------------------------------------------------------
or not the transactions contemplated hereby are consummated, Banks shall indemnify upon demand each Administrative Agent-Related Person and each Collateral Agent-Related Person (to the extent not reimbursed by or on behalf of any Borrower Party and without limiting the obligation of any Borrower Party to do so), pro rata, and hold harmless each Administrative Agent Related Person and each Collateral Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Bank shall be liable for
                            --------  -------
the payment to any Administrative Agent-Related Person or any Collateral Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no
                                                      --------  -------
action taken in accordance with the directions of Majority Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse Administrative Agent and Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Professional Costs) incurred by Administrative Agent and Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or financial or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent or Collateral Agent is not reimbursed for such expenses by or on behalf of Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent or Collateral Agent.

     9.8  Administrative Agent in Individual Capacity.  Bank of America and its
          -------------------------------------------
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Company and its Subsidiaries and Affiliates as though Bank of America were not Administrative Agent, an Issuing 180 Day Lender or Collateral Agent hereunder and without notice to or consent of Banks. In addition, Banks acknowledge that Bank of America has been appointed administrative agent and collateral agent under the Bridge Credit Agreement, the Amended and Restated 1997 364 Day Credit Agreement, and the 1997 Second Amended and Restated Credit Agreement and that the lenders party to those agreements have been granted a Lien on the Collateral that is subordinated to the Lien granted to Banks pursuant to the Intercreditor Agreement. Bank of America or its Affiliates may receive information regarding Company and its Subsidiaries and Affiliates (including information that may be subject to confidentiality obligations in favor of Company, such Subsidiary or such Affiliate) or information relating to the Bridge Credit Agreement, the Amended and Restated 1997 364 Day Credit Agreement or the 1997 Second Amended and Restated Credit Agreement) as a result of the activities described above and Banks acknowledge that Administrative Agent or Collateral Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not Administrative Agent, an Issuing 180 Day Lender or Collateral Agent, and the terms "Bank" and "Banks" shall include Bank of America in its individual capacity.

     9.9  Successor Administrative Agent.  Administrative Agent may, and at the
          ------------------------------
request of Majority Banks shall, resign as Administrative Agent upon 30 days' notice to Company and Banks. If Administrative Agent resigns under this Agreement, Majority Banks shall appoint from among Banks a successor administrative agent for Banks which successor administrative agent shall be consented to by Company at all times other than during the existence of an Event of Default (which approval of Company shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Banks and Company, a successor administrative agent from among Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.4 and
10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Banks shall perform all of the duties of Administrative Agent hereunder until such time, if any, as Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, Bank of America may not be removed as Administrative Agent at the request of Majority Banks unless Bank of America shall also simultaneously be replaced as "Collateral Agent" and an "Issuing 180 Day Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

     9.10 Successor Collateral Agent.  Collateral Agent may, and at the request
          --------------------------
of Majority Banks shall, resign as Collateral Agent upon 30 days' notice to Company and Banks. If Collateral Agent resigns under this Agreement, Majority Banks shall appoint from among Banks a successor collateral agent for Banks which successor collateral agent shall be consented to by Company at all times other than during the existence of an Event of Default (which approval of Company shall not be unreasonably withheld or delayed). If no successor collateral agent is appointed prior to the effective date of the resignation of Collateral Agent, Collateral Agent may appoint, after consulting with Banks and Company, a successor collateral agent from among Banks. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term "Collateral Agent" shall mean such successor collateral agent and the retiring Collateral Agent's appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If no successor collateral agent has accepted appointment as Collateral Agent by the date which is 30 days following a retiring Collateral Agent's notice of resignation, the retiring Collateral Agent's resignation shall nevertheless thereupon become effective and Banks shall perform all of the duties of Collateral Agent hereunder until such time, if any, as Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, Bank of America may not be removed as Collateral Agent at the request of Majority Banks unless Bank of America shall also simultaneously be replaced as "Administrative Agent" and an "Issuing 180 Day Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

     9.11 Withholding Tax.
          ---------------

          (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of Administrative Agent, to deliver to Administrative Agent and Company:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 (or any successor form) before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 (or any successor form) before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

     Such Bank agrees to promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 (or any successor form) and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Company to such Bank, such Bank agrees to notify Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Company to such Bank. To the extent of such percentage amount, Administrative Agent will treat such Bank's IRS Form 1001 (or any successor form) as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 (or any successor form) with Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to Administrative Agent, then Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this Section, together with all costs and expenses (including Professional Costs). The obligation of Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

     9.12 Co-Documentation Agents.  None of the Banks identified on the facing
          -----------------------
page or signature pages of this Agreement as a "Co-Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of Banks so identified as a "Co-Documentation Agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

     9.13 Collateral Documents, Guaranties and Intercreditor Agreement.  Each
          ------------------------------------------------------------
Bank hereby further authorizes Collateral Agent, on behalf of and for the benefit of Banks, to enter into each Collateral Document as secured party and hereby authorizes Administrative Agent, on behalf of and for the benefit of Banks, to enter into each Guaranty and the Intercreditor Agreement, and each Bank agrees to be bound by the terms of each Collateral Document, each Guaranty and the Intercreditor Agreement; provided that neither Administrative Agent nor
                                 --------
Collateral Agent shall (a) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or Guaranty or (b) release any Collateral without the prior consent of Majority Banks, Requisite Banks or all Banks, as provided in Section 10.1; provided, however, that, without further written consent or authorization from
--------  -------
Banks, Administrative Agent or Collateral Agent, as the case may be, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a Capital Lease, Equipment Financing Transaction, Real Estate Financing Transaction, Permitted Foreign Receivables Purchase Facility or sale or other disposition of assets permitted by Section 7.3, (ii) release any Guarantor from a Guaranty if all of the Capital Stock of such Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted by Section 7.3, or (iii) subordinate the Liens of Collateral Agent, on behalf of Banks, to any Lien permitted hereunder. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Bank hereby agree that (A) no Bank shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Administrative Agent or Collateral Agent for the benefit of Banks in accordance with the terms thereof, and (B) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent, Collateral Agent or any Bank may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Banks (but not any Bank or Banks in its or their respective individual capacities unless Majority Banks shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     10.1 Amendments and Waivers.  No amendment or waiver of any provision of
          ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure therefrom, shall be effective unless the same shall be in writing and signed by Majority Banks and Company and acknowledged by Administrative Agent, and then such waiver, amendment or consent shall be effective only in the specific instance and for the specific purpose for which given, except that written agreement from all of Banks is required for any waiver, amendment, or consent which does any of the following:

          (a) subject to subsection (b), written agreement from Requisite Banks is required for any waiver, amendment, or consent which releases any (i) Collateral other than the release of any Lien encumbering any item of Collateral that is the subject of a Capital Lease, Equipment Financing Transaction, Real Estate Financing Transaction, Permitted Foreign Receivables Purchase Facility or sale or other disposition of assets permitted by Section 7.3 or (ii) Guarantor from a Guaranty other than in connection with the sale of all of the Capital Stock of such Guarantor to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted by Section 7.3; and

          (b) written agreement from all Banks is required for any waiver, amendment, or consent which does any of the following:

               (i) postpones, extends or delays any date fixed for any payment of principal, interest, fees or other amounts due to Banks (or any of them) hereunder or under any Loan Document;

               (ii) reduces the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document or any mandatory reduction of the Aggregate 180 Day Commitment or any mandatory prepayment pursuant to Section 2.7;

               (iii) changes the Commitment Percentage or the aggregate unpaid principal amount of the Loans which shall be required for Banks or any of them to take any action hereunder;

               (iv) changes the definition of Majority Banks, Requisite Banks or the number of Banks required to take any action under this Agreement;

               (v) releases any Lien granted in favor of Collateral Agent with respect to all or substantially all of the Collateral; or

               (vi)  amends this Section 10.1 or Section 2.12 or 2.13 or 2.14;

     provided that no amendment, waiver or consent shall, unless in writing and
     --------
     signed by Administrative Agent in addition to Majority Banks or all Banks, as the case may be, affect the rights or duties of Administrative Agent under this Agreement or any other

     Loan Document; provided further that no amendment shall, unless in writing
                    -------- -------
     and signed by Collateral Agent in addition to Majority Banks or all Banks, as the case may be, affect the rights or duties of Collateral Agent under this Agreement or any other Loan Document; provided still further that no
                                                -------- ----- -------
     amendment shall, unless in writing and signed by Issuing 180 Day Lenders, in addition to Majority Banks or all Banks, as the case may be, affect the rights or duties of Issuing 180 Day Lender under this Agreement or any other Loan Document; provided still further that this Section 10.1 shall
                          -------- ----- -------
     not apply in connection with an Insolvency Proceeding.

     10.2 Notices.
          -------

          (a) Unless otherwise specifically provided in this Agreement, all notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, telegraphic, telex, facsimile transmission or cable communication, provided that
                                                                   --------
any matter transmitted by facsimile transmission shall be followed promptly by a hard copy original thereof) and mailed, telegraphed, telexed, sent by facsimile transmission, or delivered, to the address or number specified for notices on the applicable signature page hereof; or, as to Company or Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party, at such other address as shall be designated by such party in a written notice to Company and Administrative Agent.

          (b) All such notices and communications shall, when transmitted by overnight delivery, telegraphed, telecopied by facsimile, telexed or cabled, be effective when delivered for overnight delivery or to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, or if delivered, upon delivery, except that notices pursuant to Articles II or IX shall not be effective until actually received by Administrative Agent.

          (c) Company acknowledges and agrees that any agreement of Administrative Agent and Banks in Article II to receive certain notices by telephone and facsimile is solely for the convenience and at the request of Company. Administrative Agent and Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Company to give such notice and Administrative Agent and Banks shall not have any liability to Company or other Person on account of any action taken or not taken by Administrative Agent and Banks in reliance upon such telephonic or facsimile notice. The obligation of Company to repay the Loans shall not be affected in any way or to any extent by any failure by Administrative Agent and Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by Administrative Agent and Banks of a confirmation which is at variance with the terms understood by Administrative Agent and Banks to be contained in the telephonic or facsimile notice.

     10.3 No Waiver; Cumulative Remedies.  No failure to exercise and no delay
          ------------------------------
in exercising, on the part of Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.4 Costs and Expenses.  Company agrees to:
          ------------------

          (a) Whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Administrative Agent) promptly after demand, for all reasonable costs and expenses incurred by Bank of America (including in its capacity as Administrative Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Professional Costs and other professional fees incurred by Bank of America (including in its capacity as Administrative Agent) with respect thereto;

          (b) Subject to the limitations set forth therein, pay or reimburse Administrative Agent promptly after demand, for all reasonable costs and expenses incurred by Administrative Agent (including the fees, expenses and disbursements of any auditors, accountants, advisors and agents employed or retained by Administrative Agent or its counsel) in connection with obtaining and reviewing the information provided under Section 6.1 or 6.7;

          (c) Pay or reimburse Administrative Agent, Collateral Agent, the Arranger and each Bank within five Business Days after demand, for all costs and expenses (including Professional Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding);

          (d) Pay or reimburse Administrative Agent and Collateral Agent promptly after demand, for all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent on behalf of Banks pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and Collateral Agent and of counsel providing any opinions that Administrative Agent, Collateral Agent or Majority Banks may request in respect of the Collateral Documents or the Liens created pursuant thereto; and

          (e) Pay or reimburse Collateral Agent promptly after demand, for all reasonable costs and expenses incurred by Collateral Agent in connection with the custody and preservation of the Collateral.

     10.5 Company's Indemnification.  Whether or not the transactions
          -------------------------
contemplated hereby are consummated, Company shall indemnify, defend and hold Administrative Agent-Related Persons, Collateral Agent-Related Persons and each Bank and each of its respective officers, directors, employees, counsel, agents, attorneys-in-fact and Affiliates (each, an "Indemnified Person") harmless from
                                            ------------------
and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Professional Costs) of any kind or nature whatsoever which may at any time

(including at any time following repayment of the Loans and the termination, resignation or replacement of Administrative Agent or Collateral Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, or any document contemplated by or referred to herein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities");
                                                     -----------------------
provided that Company shall have no obligation hereunder to any Indemnified
--------
Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     10.6 Payments Set Aside.  To the extent that Company makes a payment to
          ------------------
Administrative Agent or Banks, or Administrative Agent or Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by Administrative Agent.

     10.7 Successors and Assigns.  The provisions of this Agreement shall be
          ----------------------
binding upon and inure to the benefit of the parties hereto and their respective permitted (and those arising by operation of law) successors and assigns, except that Company may not assign or transfer any rights or obligations under this Agreement without the prior written consent of Administrative Agent and each Bank and no Bank may assign or transfer any of its rights or obligations under this Agreement except in accordance with Section 10.8 and by operation of law.

     10.8 Assignments, Participations, etc.
          ---------------------------------

          (a) Any Bank may, with the written consent of Administrative Agent and Issuing 180 Day Lenders (which consent shall not be unreasonably withheld), at any time, assign and delegate to one or more Eligible Assignees (provided that
                                                                 --------
no written consent of Administrative Agent or Issuing 180 Day Lenders shall be required in connection with (i) any assignment and delegation by a Bank to an Affiliate of such Bank or (ii) to another Bank) (each an "Assignee") all, or any
                                                          --------
ratable part of all, of the Loans, and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that:
                                                   --------  -------

                    (A) a Bank may enter into an assignment and delegation of less than $5,000,000 if such assignment and delegation consists of such Bank's entire interest;

                    (B) the assignment shall provide that any claims made by any Assignee under Sections 3.1, 3.2, 3.3, and 3.6 shall not exceed the claims the assigning Bank could have made on the interests assigned if the assigning Bank had retained such interests; provided, however,
                                                          --------  -------
          that this subsection shall not apply when the assignment is made by a Bank in favor of another Bank which was a Bank on the Closing Date; and

                    (C) Company and Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (1) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Company and Administrative Agent by such Bank and the Assignee; (2) such Bank and its Assignee shall have delivered to Company and Administrative Agent an Assignment and Acceptance and any Note or Notes subject to such assignment; and (3) the assignor Bank or Assignee has paid Administrative Agent a processing fee of $3,500.

          (b) From and after the date that Administrative Agent notifies the assignor Bank that it has provided its consent to and received an executed Assignment and Acceptance and payment of the processing fee of $3,500, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights of indemnity) and be released from its obligations under the Loan Documents.

          (c) Within five Business Days after its receipt of notice by Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, Company shall execute and deliver to Administrative Agent, new Notes evidencing such Assignee's assigned Loans and, if the assignor Bank has retained a portion of its Loans, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its payment under the Assignment and Acceptance, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee. If an assignor Bank has not retained a portion of its Loans, such Bank shall mark its Notes "superseded" and return such Notes to Administrative Agent for delivery to Company.

          (d) Any Bank may at any time sell to one or more Eligible Assignees (a "Participant") participating interests in any Loans and the other interests of
 -----------
that Bank (the "Originator") hereunder and under the other Loan Documents;
                ----------
provided, however, that (i) the Originator's obligations under this Agreement
--------  -------
shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations, (iii) Company and Administrative Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the

Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in Section 10.1. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by Company hereunder shall be determined as if such Originator had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement (and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR (S)203.14, and may assign all or any portion of its rights under or interests in this Agreement (and the Notes held by it) to any Affiliate for purposes of creating such a security interest or pledge, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     10.9 Confidentiality.  Each Bank agrees to take and to cause its
          ---------------
Affiliates, directors and employees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by Company or any Subsidiary of Company, or by Administrative Agent or Collateral Agent on Company's or such Subsidiary's behalf or obtained by a Bank pursuant to such Bank's exercise of its rights under Section 6.7, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with Company or any Subsidiary of Company; except to the extent such information (a) was or becomes generally available to the public other than as a result of disclosure by the Bank or (b) was or becomes available on a non-confidential basis from a source other than Company, provided that such source is not bound by a confidentiality
                    --------
agreement with Company known to the Bank; provided, however, that Administrative
                                          --------  -------
Agent, Collateral Agent, and any Bank may disclose such information (i) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable Requirement of Law; (iv) to the extent reasonably required in connection with any litigation or proceeding to which Administrative Agent, Collateral Agent, any Bank, or their respective Affiliates may be party; (v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (vi) to such Bank's Affiliates or any of their Subsidiaries or their Affiliates' directors, officers, employees, auditors, counsel, advisors, or representatives whom it determines need to know such information for the purposes set forth in this Section, provided that such
                                                        --------
Person agrees to keep such information confidential to the same extent required by Banks hereunder; (vii) to any bank or financial institution or other entity to which such Bank has assigned or desires to assign an interest or participation in the Loan Documents or

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the Obligations, provided that such Person agrees to keep such information
                 --------
confidential to the same extent required by Banks hereunder; (viii) to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Company or any Subsidiary of Company is party or is deemed party with such Bank or such Affiliate; and (ix) to its Affiliates in connection with any such Affiliate's business with Company.

     10.10  Set-off.  In addition to any rights and remedies of Banks provided
            -------
by law, if an Event of Default exists (after the giving of any required notice and the expiration of any grace period required to make the relevant event an Event of Default), each Bank is authorized at any time and from time to time, without prior notice to Company, any such notice being waived by Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owed by, such Bank or, in the case of Citicorp U.S.A., Inc., Citibank, N.A., to or for the credit or the account of Company against any and all Obligations owing to such Bank or Citibank, N.A., now or hereafter existing, irrespective of whether or not Administrative Agent or such Bank shall have made a request for payment under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured and Citibank, N.A. is hereby irrevocably authorized to permit such setoff and application. Each Bank severally agrees promptly to notify Company and Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the
--------  --------
validity of such set-off and application. The rights of each Bank under this Section are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

     10.11  Notification of Addresses, Lending Offices, etc.  Each Bank shall
            ------------------------------------------------
notify Administrative Agent and Company in writing of any changes in the address to which notices to the Bank should be directed, of addresses of each of its Lending Offices, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Administrative Agent shall reasonably request.

     10.12  Counterparts.  This Agreement may be executed by one or more of the
            ------------
parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Company and Administrative Agent.

     10.13  Severability.  The illegality or unenforceability of any provision
            ------------
of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.14  No Third Parties Benefited.  This Agreement is made and entered into
            --------------------------
for the sole protection and legal benefit of Company, Banks, Administrative Agent, Collateral Agent, Administrative Agent-Related Persons and Collateral Agent-Related Persons and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of

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the other Loan Documents.  None of Administrative Agent, Collateral Agent, any
Bank, any Administrative Agent-Related Persons and any Collateral Agent-Related Persons shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

     10.15  Change in Accounting Principles.  If any change in GAAP occurs or
            -------------------------------
takes effect after the Closing Date which would result in a change in any quantity reported to Banks hereunder which provides the basis for any covenant, performance obligation or standard of measurement used in this Agreement, the parties hereto agree to enter into negotiations in order to amend such covenant, performance obligation or standard of performance so as to reflect such change with the result that the criteria for evaluating compliance with such covenant, performance obligation or standard of performance shall be the same after the change as if the change had not been made. Until the parties hereto agree to such amendment, all covenants, performance obligations and standards of performance shall be calculated without giving effect to the change in GAAP.

     10.16  Governing Law and Jurisdiction.
            ------------------------------

            (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES; PROVIDED THAT ADMINISTRATIVE AGENT, COLLATERAL AGENT, BANKS, AND COMPANY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, COMPANY, ADMINISTRATIVE AGENT, COLLATERAL AGENT, AND BANKS EACH CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. COMPANY, ADMINISTRATIVE AGENT, COLLATERAL AGENT, AND BANKS EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY
                                           --------------------
NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. COMPANY, ADMINISTRATIVE AGENT, COLLATERAL AGENT, AND BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     10.17  Interpretation.  This Agreement is the result of negotiations
            --------------
between and has been reviewed by counsel to Administrative Agent, Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against Company, Banks, or Administrative Agent merely because of their involvement in the preparation of such documents and agreements.

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

     10.18  Representation of Banks.  Each Bank party to and as of the date of
            -----------------------
this Agreement severally and only with respect to itself and to its status as a Bank represents that it is entitled to receive interest payments from Company free and clear of and without deduction for any U.S. taxes collected by way of withholding that are in effect as of the date of this Agreement. Each Bank party to and as of the date of this Agreement severally and only with respect to itself represents that it is either (a) a corporation, company or association, incorporated or organized in or under the laws of the U.S. or a state of the U.S. (a "U.S. corporation"); (b) a non-U.S. corporation lending through its U.S. branch, which will treat the interest income as effectively connected with its U.S. trade or business; or (c) a non-U.S. corporation, resident in a country that has a treaty with the U.S. that exempts interest payments by Company from withholding taxes.

     10.19  Waiver of Jury Trial.  COMPANY, BANKS, ADMINISTRATIVE AGENT AND
            --------------------
COLLATERAL AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, COLLATERAL AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. COMPANY, BANKS, COLLATERAL AGENT AND ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                                  ARTICLE XI

                                GENERAL RELEASE
                                ---------------

     11.1 Except with respect to the matters, rights and obligations specified in Section 11.2, Company for itself and on behalf of its parent, subsidiary and controlled affiliate corporations, past or present, and each of them, as well as each of their respective directors, officers, agents, servants, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and each of them (collectively, the "Releasors") hereby
                                                             ---------
release and forever discharge Administrative Agent, Collateral Agent and Banks and each of their respective parents, subsidiaries and affiliates, past or present, and each of them, as well as each of their respective directors, officers, agents, servants, employees, shareholders, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and all other persons, firms or corporations with whom any of the former have been, are now, or may hereafter be affiliated, and each of them (collectively, the "Releasees"), from and
                    ---------

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

against any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action in law or equity, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, fixed or contingent, suspected or unsuspected by the Releasors, and whether concealed or hidden, which Releasors now own or hold or have at any time heretofore owned or held, which are based upon or arise out of or in connection with any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered to be done or omitted at any time prior to the date hereof in connection with the Existing Credit Agreement, this Agreement and the other Loan Documents (collectively the "Released Matters").
                                  ----------------

     11.2 Notwithstanding anything hereunder to the contrary, this Article XI shall not release or alter any obligation arising subsequent to the date hereof to comply with the terms and conditions of this Agreement and the other Loan Documents. It is expressly understood and agreed that it is the intent of Company to forever release certain claims against Administrative Agent, Collateral Agent and Banks, including, but not limited to, any claims related to the actions and omissions of Releasees prior to the date hereof, but that nothing herein shall affect the obligations of the Releasees arising subsequent to the date hereof, including, but not by way of limitation, compliance subsequent to the date hereof with all terms and conditions of this Agreement and the other Loan Documents.

     11.3 Without limiting the generality of the foregoing, Company for itself and on behalf of the other Releasors expressly releases any and all past, present and future claims in connection with the Released Matters, about which the Releasors do not know or suspect to exist in their favor, whether through ignorance, oversight, error, negligence or otherwise, and which, if known, would materially affect Company's decision to enter into this release, and to this end Company for itself, and on behalf of each of the other Releasors, waives all rights under Section 1542 of the Civil Code of California, which states in full as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          Company knowingly and willingly waives the provisions of Section 1542 and acknowledges and agrees that this waiver is an essential and material term of this release. Company has reviewed this release with Company's legal counsel, and Company understands and acknowledges the significance and consequence of this release and of the specific waiver of Section 1542 of the Civil Code of California.

     11.4 Company represents, warrants and agrees that in executing and entering into this release, Company is not relying and has not relied upon any representation, promise or statement made by anyone which is not recited, contained or embodied in this Agreement or the other Loan Documents. Company understands and expressly assumes the risk that any fact not recited, contained or embodied therein may turn out hereafter to be other than, different from, or contrary to the facts now known to Company or believed by Company to be true. Nevertheless, Company intends by this release to release fully, finally and forever all Released Matters and agrees that this release shall be effective in all respects notwithstanding any such difference in facts, and

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

shall not be subject to termination, modification or rescission by reason of any such difference in facts.

                                      102